As filed with the Securities and Exchange Commission on May 14, 2003
                                                     Registration No. 333-100979
================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------
                        PRE-EFFECTIVE AMENDMENT NUMBER 2
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                               ------------------
                            LAPIS TECHNOLOGIES, INC.
                 (Name of small business issuer in its charter)

        Delaware                      3629                       27-0016420
(State or jurisdiction of  (Primary Standard Industrial       (I.R.S. Employer
    incorporation or       Classification  Code  Number)    Identification  No.)
     organization)
                               ------------------
                          19 W. 34th Street, Suite 1008
                               New York, NY, 10001
                                 (212) 937-3580
(Address and telephone number of principal executive offices and principal place of business)
                               ------------------
                                   Harry Mund
                            Lapis Technologies, Inc.
                          19 W. 34th Street, Suite 1008
                               New York, NY, 10001
                                 (212) 937-3580
            (Name, address and telephone number of agent for service)
                               ------------------
                                 With copies to:
                            Adam S. Gottbetter, Esq.
                           Salvatore A. Fichera, Esq.
                        Kaplan Gottbetter & Levenson, LLP
                                630 Third Avenue
                          New York, New York 10017-6705
                                 (212) 983-6900
                               ------------------
     Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this registration statement.

     If any of the securities being registered on this Form are offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ] _________________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ] ________________

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ] _________________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                         CALCULATION OF REGISTRATION FEE

                                                   Proposed Maximum      Proposed Maximum
  Title of Each Class of         Amount to be       Offering Price      Aggregate Offering         Amount of
Securities To Be Registered       Registered       Per Security (1)         Price (1)          Registration Fee
=============================  ================  ==================== ====================== ====================
Common Stock, $.001 Par Value         733,000            $     .15           $   109,950            $    10.12
-----------------------------------------------------------------------------------------------------------------

TOTAL                                 733,000            $     .15           $   109,950            $    10.12 (2)
-----------------------------------------------------------------------------------------------------------------

(1)     Estimated  solely  for  purposes  of  calculating  the registration fee.

(2)     Registration  fee was paid when Form SB-2 was filed on November 4, 2002.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.




PROSPECTUS

                  SUBJECT TO COMPLETION DATED ___________, 2003

                            LAPIS TECHNOLOGIES, INC.

                         733,000 Shares of Common Stock

     This prospectus relates to the sale of up to 733,000 shares of our common stock by some of our stockholders.

     This is the initial registration of our shares, and no public market presently exists. The selling stockholders will sell the shares from time to time at $.15 per share. If our shares become quoted on the OTC Bulletin Board, sales will be made at prevailing market prices or privately negotiated prices.

     We will not receive any proceeds from any sales made by the selling stockholders, but will pay the expenses of this offering.

     Investing in our common stock involves risks. You should carefully consider The matters described in risk factors beginning on page 3.

     Neither the securities and exchange commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The  date  of  this  prospectus  is  ____________,  2003

                                TABLE OF CONTENTS
PROSPECTUS SUMMARY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  1
     Our Business. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     The Offering. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     Selected Historical Financial Data. . . . . . . . . . . . . . . . . . . . . . . . . .  1

WHERE YOU CAN GET MORE INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

RISK FACTORS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS. . . . . . . . . . . . . . . . .. . .  7

USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

CAPITALIZATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

DESCRIPTION OF BUSINESS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
     Our Subsidiary. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
     Electronics Division. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
     Systems Division. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     New Products. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     Marketing Strategies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     Market Conditions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     Customers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     Backlog . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     Competition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
     Supplies and Suppliers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
     Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
     Research and Development Expenditures . . . . . . . . . . . . . . . . . . . . . . . . 18
     Seasonal Aspects. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
     Patents and Trademarks. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
     Government Regulation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18

PROPERTIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

LEGAL PROCEEDINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS . .  19
     Overview. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
     Liquidity And Capital Resources . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
     Overview. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
     Financing Needs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
     Financings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
     Results Of Operations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

MANAGEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
     Directors and Executive Officers. . . . . . . . . . . . . . . . . . . . . . . . . . . 22
     Significant Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     Executive Compensation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
     2002 Stock Option Plan. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS. . . . . . . . . . . . . . . . . . . . . .  25

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT. . . . . . . . . . . . . .  26

SELLING STOCKHOLDERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

DESCRIPTION OF SECURITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
     General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
     Common Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
     Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
     Penny Stock Rules . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
     Delaware Anti-Takeover Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34

DIVIDEND POLICY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS . . . . . . . . . . . . . . .  35

TRANSFER AGENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

PLAN OF DISTRIBUTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

SHARES ELIGIBLE FOR FUTURE SALE . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

COMMISSION POSITION ON INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . .  37

LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

ADDITIONAL INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

INDEX TO FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41


                               PROSPECTUS SUMMARY

     This summary highlights important information about our business and about this offering. Since it is a summary, it does not contain all the information you should consider before purchasing our common stock. In this prospectus, unless the context requires otherwise, "we" and "us" refer to Lapis
Technologies, Inc. ("Lapis") and its wholly owned subsidiary, Enertec Electronics Limited.

OUR  BUSINESS

     We were formed in January 2002. Our operations are conducted in Israel through our wholly owned subsidiary, Enertec Electronics Limited, an Israeli entity that has been in business since December 1991. Our business is to manufacture, market and distribute electronic components and products relating to power supplies, converters and related power conversion products, automatic test equipment (ATE), simulators and various military and airborne electronic systems. We are a distributor of our own products as well as products manufactured by other companies that we represent.

     Our executive offices are located at 19 W. 34th Street, Suite 1008, New York, NY, 10001, Telephone: (212) 937-3580.

THE  OFFERING

Common Stock Offered By The Selling
  Stockholders . . . . . . . . . . . . The selling stockholders are offering up to 733,000 shares of our common  stock.

Use of Proceeds  . . . . . . . . . . . We will not receive any of the proceeds from the sale of the shares offered  by
                                       the  selling  stockholders.

                       SELECTED HISTORICAL FINANCIAL DATA

     The following table sets forth selected financial information regarding Lapis for the years ended December 31, 2002 and 2001 (audited). All of this information was derived from our financial statements appearing elsewhere in this prospectus. You should read this selected financial information in conjunction with our management's discussion and analysis, financial statements and related notes to the financial statements, each appearing elsewhere in this prospectus.

                     LAPIS TECHNOLOGIES, INC. AND SUBSIDIARY
                       SELECTED HISTORICAL FINANCIAL DATA
            ($ in thousands, except share and per share information)

                                                    Years Ended December 31,
                                                  ---------------------------
                                                        2002         2001
                                                  --------------  -----------
Consolidated Statements of Income Data:

Net Sales. . . . . . . . . . . . . . . . . . . .  $       4,414   $    4,254
Cost of goods sold . . . . . . . . . . . . . . .          2,649        3,124
                                                  --------------  -----------

   Gross profit. . . . . . . . . . . . . . . . .          1,765        1,130

Selling, general and administrative expenses . .          1,091          962
                                                  --------------  -----------

   Operating income. . . . . . . . . . . . . . .            674          168
                                                  --------------  -----------

Other income (expense)
   Interest expense, net . . . . . . . . . . . .           (189)        (139)
   Gain on sale of property and equipment. . . .             51            -
   Equity in operations of investee. . . . . . .             42            -
                                                  --------------  -----------

   Total other income (expense). . . . . . . . .            (96)        (139)
                                                  --------------  -----------

Income before provision for income taxes . . . .            578           29

Provision for income taxes . . . . . . . . . . .            246           10
                                                  --------------  -----------

Net Income . . . . . . . . . . . . . . . . . . .  $         332   $       19
                                                  ==============  ===========

Earnings per share (basic and diluted) . . . . .  $        0.06            *
                                                  ==============  ===========

Weighted average common shares outstanding . . .      5,218,129    4,750,000
                                                  ==============  ===========

Consolidated Balance Sheet Data:

Total current assets . . . . . . . . . . . . . .  $       4,356   $    2,233
                                                  ==============  ===========

Total other assets . . . . . . . . . . . . . . .  $         803   $    1,172
                                                  ==============  ===========

Total assets . . . . . . . . . . . . . . . . . .  $       5,159   $    3,405
                                                  ==============  ===========

Notes payable. . . . . . . . . . . . . . . . . .  $       2,680   $    1,580
                                                  ==============  ===========

Total current liabilities. . . . . . . . . . . .  $       4,350   $    2,760
                                                  ==============  ===========

Total stockholders' equity . . . . . . . . . . .  $         374   $      396
                                                  ==============  ===========

Total liabilities and stockholder's equity . . .  $       5,159   $    3,405
                                                  ==============  ===========
         * Per share amount is less than $0.01.

                       WHERE YOU CAN GET MORE INFORMATION

     At your request, we will provide you, without charge, with a copy of any information incorporated by reference in this prospectus. If you want more information, write or call us at our executive offices.

     Our fiscal year ends on December 31. We intend to furnish our shareholders annual reports containing audited financial statements and other appropriate reports.

                                  RISK FACTORS

     You should carefully consider the following risk factors and all other information contained in this prospectus before investing in our common stock. we believe this section addresses all material risks specific to us. Investing in our common stock involves a high degree of risk. Any of the following risks could adversely affect our business, financial condition and results of operations and could result in a complete loss of your investment.

     Our greatest risk is the intense competition we face from competitors that have greater financial resources and larger employee staffs than we do. Competitors with larger research and development budgets than us may be more efficient in anticipating and responding to rapid changes involving the electronic components and telecommunications industries. Competitors with larger sales and marketing staffs may be able to respond more efficiently than we can to existing and potential customers.

     We face the risk that our larger competitors may take advantage of their greater resources and business reputations to take away some or all of our existing business and prevent us from attracting new business. The electronic manufacturing industry is highly fragmented and competitive, with several national companies as well as a large number of smaller independent businesses serving local and regional markets. The majority of our competitors have greater financial and other resources than we do. Many of our competitors also have a history of successful operations and an established reputation within the industry. Our lack of research and development expenditures relative to our competitors may cause us to fail to anticipate or respond adequately to technological developments. Our products may become obsolete or less useful than those developed by companies with larger research and development budgets.

     Our smaller marketing and sales organization may prevent us from servicing existing clients to their satisfaction or finding new customers. The sale staffs of our larger competitors may have the ability to provide more immediate responses to customer needs and to develop markets our more limited staffs may not be able to penetrate. Additionally, most of the companies with whom we compete have more experience in capital raising than us and our officers, directors and advisors, and have greater market presence and financial, technical, personnel, marketing and other resources than we have. These limitations caused by our relatively small size could cause reductions in our competitiveness, and have an adverse affect on our revenues, profit margins or market share.

     Moreover, our inability to be competitive in obtaining and maintaining clients when negotiating or renewing contracts would have a material adverse effect on our revenues and results of operations. Contracts in the electronic manufacturing industry are generally gained or renewed through a competitive bidding process. Some of our competitors may be prepared to accept less favorable fee structures than us when negotiating or renewing contracts.

     Some of our competitors with greater resources include Chaban Electronics Ltd., Advise Electronics Ltd., Appletec Ltd., Migvan Technologies Ltd., Boran Technologies Ltd., Telkoor Power Supplies Ltd., and Horizon Electronics Ltd.

     We may need to raise additional capital in the future and may be unable to do so on acceptable terms. This could limit our ability to grow and carry out our business plan.

     Based on our current business plan, we have sufficient funds to permit us to conduct our operations and to carry out our contemplated business plan through the next twelve months. After that time, we may require additional capital. Alternatively, we may need to raise additional funds sooner if our estimates of revenues or capital requirements change or are inaccurate. We may also need to raise additional funds sooner than expected to finance our expansion plans, develop new products, enhance our existing products or respond to competitive pressures. We cannot be certain that we will be able to obtain additional financing on commercially reasonable terms or at all, which could limit our ability to grow. As of December 31, 2002 our working capital was $6,000, as compared to a negative working capital of $527,000 as of December 31, 2001.

     Our international operations will expose us to the risk of fluctuations in currency exchange rates.

     If the value of a currency in which our receivables are denominated weakens against the value of a currency in which our expenses are denominated, there will be a negative impact on our profit margin for sales of our products. We have acquired an Israeli subsidiary that prepares its financial statements in the relevant foreign currency. We expect that our receivables will be denominated primarily in new Israeli shekels, as well as other currencies including the Euro, while our payables will be denominated in a different mix of currencies. For example, 35% of our expenses for the year ended December 31, 2001 were denominated in new Israeli shekels. Our shekel denominated expenses consist principally of salaries and related personnel expenses. We anticipate that for the foreseeable future a portion of our expenses will continue to be denominated in shekels. As we expand our sales and marketing efforts in different regions, we also expect to incur increasing amounts of our expenses in the Euro, as well as other local currencies.

     We have been engaged to fill orders for our customized military related products through 2005. Due to increased security issues, we may not qualify for additional future orders for these products. The effects of this loss of business may be adverse to our revenues, profit margins and market share.

     A substantial portion of our revenues is generated through the sales of customized military related systems. Sales in this sector have been steadily increasing in light of the current worldwide political situation and the demand for military products. However, we are not compliant with the stringent security clearance standards required by some of the military customers who demand customized systems, nor are we operationally equipped to handle the growth rate in this sector. We therefore may not qualify for orders for these products on a going forward basis. Currently, we have been engaged to fill orders for these products through 2005. Once we have completely satisfied these orders, the revenues generated from customized military related products may be reduced. During the year ended December 31, 2002, our revenue, cost of sales, and net profits from customized military business were $2,169,000, $1,591,000 and $578,000, respectively. During the year ended December 31, 2001, these amounts were $2,399,000, $1,591,000 and $552,000 respectively.

     To offset this loss of business, we have purchased a 55% equity interest in Enertec Systems 2001 Ltd ("Enertec Systems") through our wholly-owned subsidiary Enertec Management Limited. Enertec Systems exclusively manufactures customized military related products. However, this interest may not be significant enough to offset the loss we may experience from discontinuing this business. We currently do not plan to acquire more shares in Enertec Systems.

     The political, economic and military conditions in israel affect our Operations and may limit our ability to produce and sell our product, which Could decrease our revenues.

     All of our operating and manufacturing facilities, as well as our executive offices and back-office functions, are located in the State of Israel. We are, therefore, directly affected by the political, economic and military conditions in Israel. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its Arab neighbors. A state of hostility with these Arab neighbors, varying in degree and intensity, has led to security and economic problems for Israel. Since October 2000, there has been a significant increase in violence, primarily in the West Bank and Gaza Strip, and negotiations between Israel and Palestinian representatives have ceased. Any future armed conflict, political instability or continued violence in the region would likely have a negative effect on our business condition and harm our results of operations. Furthermore, several countries still restrict trade with Israeli companies and that may limit our ability to make sales in those countries. These restrictions may have an adverse impact on our operating results, financial condition or the expansion of our business. In addition, any major hostilities involving Israel, the United States or Europe, including military activities in defense against terrorist activities, could have a material adverse effect on our business and financial condition. Any interruption or curtailment of trade between Israel and any other country in which we have strategic relationships could adversely affect such relationships.

     Our operations could be disrupted as a result of the obligation of key personnel in israel to perform military service.

     Because our operations could be disrupted as a result of the obligation of key personnel in Israel to perform military services, our continuing operations, the development of our business and our financial condition could be adversely affected. Generally, all male adult citizens and permanent residents of Israel under the age of 54 are, unless exempt, obligated to perform up to 36 days of military reserve duty annually. Additionally, all Israeli residents of this age are subject to being called to active duty at any time under emergency circumstances. Many of our officers and employees are currently obligated to perform annual reserve duty.

     Inflation and the israeli economy may substantially impact our revenue and profit.

     Future inflation or further devaluations of the new Israeli shekel may have a negative impact on our revenues and profits. Historically, Israel has suffered from high inflation and the devaluation of its currency, the new Israeli shekel, as compared to the U.S. dollar. If inflation causes substantial price increases or if the shekel devalues, we will be required to spend more shekels to obtain the same product. In addition, the Israeli economy is currently in the midst of a recession, which further devalues the shekel as compared to the U.S. dollar, the Euro and other currencies. The Israeli economy may not improve. If it does improve, it may take an extended period of time to do so. The longer this recession continues, the more substantially our business and profit will be negatively impacted.

     It may be difficult to serve process on or enforce a judgment against our Israeli officers and directors, making it difficult to bring a successful lawsuit against our officers and directors, individually or in the aggregate.

     The difficulty of serving process on or enforcing a judgment against our Israeli officers and directors who are domiciled outside the United States, could limit the ability of our stockholders to sue our directors and officers based upon an alleged breach of duty or other cause of action. However, subject to limitation, Israeli courts may enforce United States final executory judgments for liquidated amounts in civil matters, obtained after a trial before a court of competent jurisdiction, according to the rules of private international law currently prevailing in Israel, which enforce similar Israeli judgments, provided that:

- Due service of process has been effected and the defendant was given a reasonable opportunity to defend;

- the obligation imposed by the judgment is executionable according to the laws relating to the enforceability of judgments in Israel and such judgment is not contrary to public policy, security or sovereignty of Israel;

- such judgments were not obtained by fraud and do not conflict with any other valid judgments in the same matter between the same parties; and

- an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court.

     Foreign judgments enforced by Israeli courts generally will be payable in Israeli currency, which can then be converted into United States dollars and transferred out of Israel. The judgment debtor may also pay in dollars. Judgment creditors must bear the risk of unfavorable exchange rates.

     Under current israeli law, we may not be able to enforce covenants not to compete and may be unable to prevent our competition from benefiting from the expertise of some of our former employees.

     We may be unable to prevent our competitors from hiring and benefiting from the expertise of our former employees. This may enable our competitors to take away our business by learning confidential information about the design of our products, our supply sources or our pricing policies. We currently have non-competition agreements with all of our employees. These agreements prohibit our employees, if they cease working for us, from directly competing with us or working for our competitors. Recently, Israeli courts have required employers seeking to enforce non-compete undertakings of a former employee to demonstrate that the competitive activities of the former employee will harm one of a limited number of material interests of the employer, such as the secrecy of a company's confidential commercial information or its intellectual property. If we are unable to demonstrate this harm in judicial proceedings, we may be unable to prevent employees from divulging our procedural and operational know-how, which may jeopardize our competitive advantages.

     There has been no prior public market for our common stock. A public market for our common stock may not develop upon the completion of this offering. Unless a public market develops at some future time, you may not be able to sell your shares.

     Prior to this offering, there has been no public market for our common stock and a public market for our common stock may not develop upon completion of this offering. Failure to develop or maintain an active trading market could negatively affect the value of our shares and make it difficult for you to sell your shares or recover any part of your investment in us. Even if a market for our common stock does develop, the market price of our common stock may be highly volatile. In addition to the uncertainties relating to our future operating performance and the profitability of our operations, factors such as variations in our interim financial results, or various, as yet unpredictable factors, many of which are beyond our control, may have a negative effect on the market price of our common stock.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This registration statement contains certain financial and other information and statements regarding our operations and financial prospects of a forward-looking nature. Although these statements accurately reflect management's current understanding and beliefs, we caution you that certain important factors may affect our actual results and could cause such results to differ materially from any forward-looking statements which may be deemed to be made in this registration statement. Statements in this registration statement, including without limitation those contained in the sections entitled "Risk Factors" and "Description of Business" describe factors, among others, that could contribute to or cause such differences. For this purpose, any statements contained in this registration statement which are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as, "may", "intend", "expect", "believe", "anticipate", "could", "estimate", "plan" or "continue" or the negative variations of those words or comparable terminology are intended to identify forward-looking statements. Such forward-looking information and statements may not be reflective in any way of our actual future operations or financial results, and such information and statements should not be relied upon either in whole or in part in connection with any decision to invest in the shares.

                                 USE OF PROCEEDS

     The selling stockholders are selling their shares covered by this prospectus for their own accounts. Accordingly, we will not receive any proceeds from the sale of the shares.

                                 CAPITALIZATION

     The following table sets forth the capitalization of Lapis as at December 31, 2002 and 2001.


                                                     December 31,      December 31,
                                                        2002               2001
                                                     ------------      ------------
                                                             ($ in thousands)
Total  liabilities                                       $  4,714          $  3,009
Minority  interest                                             71                 -

Stockholders'  equity:

Preferred  stock, $.001 par value, 5,000,000 shares
   authorized; none outstanding                                 -                 -

Common stock, $.25 par value; 100,000,000 shares
   authorized; 4,750,000 and 5,483,000 issued and
   outstanding,  respectively                                   5                 5

Additional  paid  in  capital                                  78                (5)

Retained  earnings                                            395               472

Accumulated  other  comprehensive  loss                      (104)              (76)
                                                     ------------      ------------

Total  stockholders'  equity                                  374               396
                                                     ------------      ------------

Total  capitalization                                    $  5,159          $  3,405
                                                     ============      ============


                             DESCRIPTION OF BUSINESS

General

     We were formed in Delaware on January 31, 2002 under the name Enertec Electronics, Inc. and have filed two Certificates of Amendment changing our name to Opal Technologies, Inc. and then to Lapis Technologies, Inc. We conduct operations in Israel through our wholly owned subsidiary, Enertec Electronics Limited ("Enertec Electronics"), an Israeli corporation formed on December 31, 1991, to manufacture and distribute electronic components and products relating to power supplies, converters and related power conversion products, automatic test equipment (ATE), simulators and various military and airborne systems. Where the context requires, references to "we" or "us" throughout this document include reference to Enertec Electronics.

     Enertec Electronics maintains two divisions, the Systems Division and the Electronics Division. The Systems Division designs, develops and manufactures test systems for electronics manufacturers in accordance with their specifications. The Electronics Division markets and distributes the test systems, power supplies and other electronic components manufactured by us, and by other manufacturers who engage us to distribute their products. We have entered into representative and distribution agreements with seven such manufacturers, four of which have been reduced to written contacts.

     Test systems and testing solutions are used to examine systems, electrical devices or products, during their final stages of production. Such systems are tested to ensure their integrity and to foster quality control. The process involves analyzing the product to determine which of its functions are vulnerable to error, and to determine which type of testing equipment would best discover and solve the potential problems.

Our  Subsidiary

     In April 2002, we acquired all of the outstanding capital stock of Enertec Electronics, making it our wholly-owned subsidiary. In this transaction, we acquired 99 ordinary shares of Enertec Electronics from Harry Mund, our President and Chief Executive Officer, in exchange for 4,750,000 shares of our common stock. The common stock issued to Mr. Mund represented 86.6% of our outstanding common stock after the transaction.

     Enertec Management Limited, f/k/a Elcomtech Ltd., a private Israeli company, is a wholly-owned subsidiary of Enertec Electronics. It manages the importing of raw materials, and our engineering and electronic design services.

     Enertec Systems 2001 Ltd. ("Enertec Systems"), a private Israeli company, is owned by Enertec Management Limited (55%), Harry Mund (27%), our President and Chief Executive Officer, and Zvi Avni (18%), a former employee of Enertec Electronics Limited. The President and Chief Executive Officer of Enertec Systems is Harry Mund, and the Chief Operating Officer is Zvi Avni. Enertec
Systems  commenced  operations  on  January  1,  2002.

Electronics  Division

     This  division  is  responsible  for:

     - the marketing and distribution of power supplies manufactured by us and third-party firms that engage us to distribute their products; and

     - the marketing and distribution of power testing equipment we manufacture to our customers.

     Our customers have products that require power supplies. We are contacted by them with their specifications, and based on that data, we provide a standard, or if necessary, a semi-custom or custom, power supply solution. Our technical sales staff in Israel has a comprehensive understanding of our customers' product base, which allows us to provide the most efficient power supply solution to our customers. Our professional marketing and sales teams include engineers who provide support to customers from the early stages of product definition and first sampling, through the production stages and up to after-sales support. Examples of products that require power supplies are computers, modems, printers, faxes, telephones, transmitter/receivers for commercial and military communications, radar, airborne infra-red cameras, surveillance equipment, telecom network routers, video-conference routers, cellular telephone transmitters/receivers, television on-routers, internet-routers, medical MRI scanners, x-ray equipment, robots, drivers for electric motors, and industrial control systems.

     We have also entered into representative contracts or distribution contacts with various power supply manufacturers, namely Gaia Converter SA on June 26, 2002, Emco High Voltage Co. on July 6, 1998, Christie Electric Corp. on January 1, 1998 and CYTEC Corp. on December 20, 1988. These manufacturers granted us exclusive rights to sell their products in Israel. We solicit sales within Israel and upon receipts of purchase orders, we contact the supply manufacturers to fulfill such orders. We thereafter either apply a mark-up to the products ranging between 30% and 50% or are entitled to commissions ranging between 5% and 15% of the sale price. We have exclusive rights in that the supply manufacturers do not promote their products directly within Israel. Further, if a customer contacts the supply manufacturers directly, such manufacturer will redirect the customer to us, or advise us to contact the customer regarding the order.

     We are also a major local Israeli distributor of power testing equipment. This includes DC and AC electronic loads, that is, equipment used for the testing of power supplies which utilize alternate current (AC) and direct current (DC) technology. We also provide various measurement devices that measure factors such as electrical values, voltage, current, power, resistance, and simulators, that is, pieces of equipment used during the testing process to simulate different input/output conditions while monitoring the responses of the unit to determine whether the equipment is functioning correctly. Additionally, we provide complete ATE Systems, that is automatic test systems, which are complete systems typically built to automatically test electronic systems in their entirety. Examples of such systems are power supplies, computers, modems, telecom systems, electronic motors, communication equipment, and various military systems used on aircrafts, ships or tanks.

Systems  Division

     This division is responsible for designing, developing and manufacturing test systems for electronics manufacturers based on their specifications. Our systems are highly sophisticated and we have achieved recognition as a major local manufacturer of ATE Systems. We also design and manufacture various airborne military systems, for example, electronic systems used in aircrafts such as a power supply, mission computer or a control system for a motor or a pump, a radio transceiver, an altitude measuring device, and sub-assemblies, which are parts of a system developed with the customer's specifications.

     Military related products are divided into two sub-sections, the customized systems and the standard (off-the-shelf) systems. Although a significant portion of our revenues are generated from the sales of customised military related products, as of December 31, 2002, and on a going forward basis, we have not and continually may not qualify for orders for these products. However, we believe that the loss of business will have minimal affects on our future operations and cash flow. First, it will allow us to focus on our primary business, manufacturing and distributing standard and customized power supplies in the non-military arena, as well as the distribution of standard military related power supplies. Second, it will save us the expense of becoming compliant with the stringent security clearance standards required by some military customers who demand customized systems. As a whole, we do not meet these high standards and the cost to become compliant is not justifiable.

     Enertec Systems, an entity in which we own a 55% equity interest, however does meet such standards. Enertec Systems exclusively manufactures customized military related products. We anticipate that the concentration on our primary business coupled with our equity interest in Enertec Systems, will be sufficient to offset any losses incurred from our decision to forego sales of customized miltary related products. There is no formal arrangement or agreement between us and Enertec Systems.

     We are an ISO9001 approved company. The International Organization of Standardization (ISO) has created this model designation to apply to organizations that design, develop, produce, install, and service products. ISO expects organizations to apply this model, and to meet certain requirements, by developing a quality control system. ISO9001 is the international standard for quality assurance and quality design. This is the most common worldwide standard and is implemented across all kinds of organizations, including manufacturers, schools and shops. Most customers in the industry insist on doing business with companies that are least ISO9002 approved, a standard that is less demanding than IS9001. The ISO9002 standard is related mainly to the quality assurance of the manufacturing process, while the higher ISO9001 standard includes both the quality assurance of the manufacturing process component as well as the quality of the design. The ISO9001 standard is important for customers who are placing orders for custom made products.

     ISO9001 quality assurance model is made up of 20 sets of quality system requirements. The key requirements are that an organization should:

- Determine the needs and expectations of customers and other interested parties.
- Establish policies, objectives and a work environment necessary to motivate the organization to satisfy these needs.
- Design, resource and manage a system of interconnected processes necessary to implement the policy and attain the objectives.
- Measure and analyze the adequacy, efficiency and effectiveness of each process in fulfilling its purpose and objectives.
- Pursue the continual improvement of the system from an objective evaluation of its performance.

A typical process for design, planning and implementing a quality system is likely to involve:

-    Planning  the  quality  initiative  and  obtaining  executive sponsorship.
-    Establishing  the  quality  policy  for  the  organization.
- Designing and planning the Quality Management System (QMS), usually based on international standards.
- Establishing the quality organization, and developing the quality manual and structure of quality records.
-    Determining  the  scope  of  implementation.
-    Assuring  quality  plans.
-    Reviewing  deliverables  and  determining  any  actions.
-    Auditing  quality  records.
-    Defining  areas  for  process  improvement.
-    Managing  the  improvement  program.

New  Products

     In the third quarter of 2001, we introduced into the market an ATE for unmanned aircraft priced at approximately $90,000. This system is designed to test the datalink, or the communication channels, between the ground station and the unmanned aircraft. The market has responded well to this ATE. As of March, 2003, we have sold 10 units to Tadrian Spectralink, generating revenues of approximately $720,000. These products will be delivered throughout the year 2003 and the first quarter of 2004.

     We have recently been approved for sales into the United States by the Underwriters Laboratories, that is, approved to carry the UL sign, for a low cost line of power supplies for the ADSL (fast internet) market. This product line is estimated to cost approximately $10,000 to develop, with an expected price to our customers of $6 per unit. Although approved, we have not aggressively marketed this product due to the slowdown in ADSL sales.

     In the fourth quarter of 2002, we launched a handheld pre-loadline tester. This device is intended to test the proper functioning of the communication between the aircraft and the payload, which payload could be bombs or missiles. This product is estimated to cost in research and development approximately $100,000, with an expected price per unit to our customers of $30,000. As of December 31, 2002, we had received an order from Elbit Systems for five units, for a total of $150,000.

Marketing  Strategies

     We market our products to a diverse group of manufacturers. Our products serve the various needs of local Israeli manufacturers of electronic systems in the following fields:

     -    Telecommunications
     -    Medical
     -    Military
     -    Industrial

     We currently sell only to Israeli companies who, in turn, incorporate our components into their products for resale to the global markets. We advertise in all the local Israeli technical magazines and participate in electronic shows three to five times a year. A substantial part of the business is from "captive" customers who have been working with us for years. Many companies have engaged us from their inception, and have implemented our custom designed solutions. Many of our customers use us exclusively, and have become dependent on us for technical services, products and support, and consider us to be their own "power supply department".

     Word-of-mouth also drives our business. Our reputation is backed by many years of providing quality products and services. Our marketing strategy has been based on our brand name and reputation, which has grown substantially over the last eighteen years, including eight years prior to the formation of Enertec Electronics, when Mr. Mund conducted business under the name "Enertec International". Interest in our business has also been generated at seminars and exhibitions.

     Over the next 24 months, we plan to be more aggressive in our marketing efforts by introducing an array of new advertisements, a web-site and new catalogs, as well as offering free samples of our products to new customers. We intend to provide to new customers for free, custom designed samples, or prototypes, in accordance with each of their specifications. For instance, a potential customer in the process of designing a new electronic product will require a power supply. We may provide a free sample power supply to the customer to incorporate into its design. When the product enters the production stage, our power supply will already be an intricate part of the product, generating orders for us. Free sampling, or prototypes, will allow potential customers to compare our products with those of our competition and discover our product specialization and competitive pricing.

     Within the Power Supply/Electronics Division, the main competitive advantage of the standard units is price. The main competitive factor for the custom units is sophistication and application results. Our Electronics Division has maintained pricing at a level approximately 50% lower than that of our competitors for customized products and approximately 15% to 20% lower for our standard products.

     Our Systems Division does not use pricing as a competitive component because each application is unique and proprietary. The System Division relies on detailed customization, innovative state of the art solutions using cutting edge technology, and its capacity to provide optimal and cost effective solutions based on technological specialization in all areas of military and avionics systems.

     As  of  April  30,  2003,  this  division  employs  six  persons.

Market  Conditions

     Worldwide recession in high-tech, telecommunications, and Internet related products has affected the Electronics Division's power supplies' sales. The overall market dropped by about 50% during 2001. Our power supplies' sales during 2001 are lower by only approximately 25%. This can be explained by the sale of our military related products. The military related business has increased significantly in light of the current worldwide political situation and the demand for military products. Local manufacturers of military equipment have received increased orders from local and international markets.

     Additionally, manufacturers who sell end products such as missiles, aircrafts or computers, also provide a support system (e.g., an ATE) to the end-user. The end-user uses this support system for maintenance of the end product. Historically, support systems were made by manufacturers selling the end products. Recently, however, manufacturers have been focusing their resources on the end products rather than on support systems. This has opened up a market for us to develop these systems.

     The local Israeli market for ATE and simulators is estimated at $100 to $200 million annually. We have about 4% of this market, approximately the same level of market penetration as our competitors. This market is largely controlled by big defense manufacturers such as Elbit, El-Op , Rafael, Israeli Aircraft Industry and Tadiran. However, there has been a noticeable trend by these and other defense manufacturers to outsource test systems to specialized firms so that large manufacturers can focus their resources on designing their core products.

     The eligible bidders for military contracts need to be "approved companies," which are companies that a specific customer has pre-approved to design and manufacture for it. Few of our competitors fall within this category.

     The Systems Division sales have increased by approximately 30% during 2001 and increased approximately 50% during 2002. These results are the direct product of our work ethic, technical superiority, innovations in testing solutions, and cost efficient productions. At the present time, our plant is working at near full capacity.

     Our stable growth is largely due to our diversified client base. Increases in sales in the telecommunications, industrial control, medical and the military core business sectors, have made up for the decrease in sales in our commercial products. However, our commercial market related business decreased less than the overall market for two reasons. First, our sales force pays greater attention to our customer relations, providing more consultation than our competition does. Second, we offer more customized power supplies, which makes it more difficult for our competitors to bid successfully on the same projects.

     A key element of our growth is our ability to enhance our sales and marketing team. We will need to expand our sales and marketing team significantly over the next several years to achieve our sales targets. We will face significant challenges and risks in building and managing our sales and marketing team, including managing geographically dispersed sales efforts and adequately training our sales people in the use and benefits of our products. To succeed in the implementation of our business strategy, our management team must rapidly execute our sales and marketing strategy.

Customers

     Our customers are most of the local Israeli manufacturer of electronic systems from different segments of the electronics industry, representing such fields as military, commercial, medical, and telecommunications industries. Due to the high level of diversification of our customers, we are not dependent on any one specific market segment, so overall performance is less affected by fluctuation in the markets.

     Israeli Aircraft Industry (IAI) accounts for approximately 57% of our sales. Although the loss of this account is unlikely, we have made an effort to decrease this percentage by increasing our sales to Elbit, Rafael and several other new customers.

     We currently are engaged in fulfilling long-term (1-2 years) purchase orders with various customers for power supplies. Below is a table listing the names of the customers and, if the orders are completely satisfied, the revenue that will be generated from each:

          Customer                                 Amount
          Kollmorgen-Servotronics  Ltd.            $56,000
          Synel  Systems  Ltd.                      20,000
          Orex  Computed  Radiography  Ltd.         20,000
          Big  Band  Networks  Ltd.                108,000
          Camtek  Ltd-  AQI  Systems                10,000
          Rom-Phone  Ltd.                           10,000
          RAD  Data  Communications  Ltd           110,000

     We also are engaged in fulfilling purchase orders for testing equipment with various customers. Below is a table listing the names of the customers and again, if the orders are completely satisfied, the revenue that will be generated from each:

          Customer                                  Amount
          Israeli  Aircraft  Industry              $880,000
          Tadiran  Spectralink  Ltd.                430,000
          Elbit  Systems  Ltd.                      740,000
          El-Op-Electrooptics  Industries  Ltd.     460,000
          Rafael-Armament  Development  Authority   740,000

Backlog

     As of December 31, 2002 we had a backlog of written firm orders for our products and services in the amount of approximately $ 1,964,000, as compared to a backlog of approximately $2,300,000 as of December 31, 2001.

     During the years 2001 and 2002, there was a significant increase in orders for military ATE systems, and a decrease in orders for commercial/telecommunications power supplies. The delivery lead-time of ATE systems is six to twelve months, which gives rise to a significant backlog. The delivery time for commercial products, such as power supplies, is from one to two weeks to one to two months, so that our backlog is generally small for this kind of product.

     The amounts of orders included in the December 31, 2002 backlog figure are as follows:

     - $386,000 representing test systems for arrow missiles for Israel Aircraft Industry;

     - $205,000 representing airborne power supplies and test systems for infra-red payload for El-Op;

     - $288,000 representing test systems for pilot helmet and other ATE for Elbit;

     - $27,000 representing airebourne power supplies for Rafael Armament Development Authority; and

     -    $598,000  representing  data  link  test  equipment  for  Tadrian
          Spectralink.

     The  backlog  of  firm  orders  for  commercial  products  is approximately
$420,000.

     A typical order size for test systems is $30,000 to $250,000 depending on the nature of the products for which the system is required.

     Our backlog is bigger and our lead-time is shorter than almost all of our competitors. The backlog and lead-time is also a function of the economy. That is, in tougher economic times, companies tend to order what they need immediately, rather than carrying an inventory. In turn, we also do not carry much excess inventory, and thus the lead-time is slightly longer. We anticipate lowering lead-time by 50% by keeping standard units in stock and by hiring more production staff. Currently, we have a 4-week lead-time with our standardized products, and a 4-month lead-time with our customized products.

Competition

     We face intense competition from the existing manufacturers and distributors of electronic components and products. Presently, several competing companies that have greater resources than we do, such as financial, operational, sales, marketing, and research and development resources, are actively engaged in the manufacture and distribution of electronic components and products. Our main competitors include Chaban Electronics Ltd., Advise Electronics Ltd., Appletec Ltd., Migvan Technologies Ltd., Boran Technologies Ltd., Telkoor Power Supplies Ltd., and Horizon Electronics Ltd.

     However, we have been able to compete effectively with these companies for the following reasons:

     - Our power supplies are high quality, low cost, and are backed by a large number of experienced technicians, a unique combination in this industry. Most of our sales people are engineers, who have an understanding of our customer's requirements, allowing us to provide cost-effective solutions.

     - We have comprehensive experience in test systems, which enables our sales people to propose the most cost-effective testing solutions, incorporating the highest grade of software and the most sophisticated hardware.

     - We maintain a strong technical team that provides solutions to our customer's needs within our target niche.

     - Our products are sold in diversified activity fields, namely, commercial, industrial, military, medical, systems and components. Our products have been incorporated into many high volume production projects with long-term purchasing agreements of up to two years. That is, our customers' products are sold in high volume intervals, and to ensure delivery in a timely fashion, our customers place long-term orders with us to cover their production needs over a period of several months to up to a year. For example, we have backlog orders to December, 2003 from Tadiran Spectralink, which uses our ATE for unmanned aircrafts, and Kolmorgen, which incorporates our control systems into three of their robot models. Additionally, we mass-produce power supplies for Synel Systems' entry control system. Moreover, we are the sole manufacturer of power supplies for Big Band Networks, a Video On Demand provider. We currently have an order for five hundred (500) power supplies that is incorporated into their switchboard wideband network. There are three (3) separate power supply components in Big Band Networks' switchboard.

Supplies  And  Suppliers

     Our suppliers are diversified and we are not dependent upon a limited number of suppliers for essential raw materials, energy or other items. The manufacturers that supply to us are all established companies with facilities and products in compliance with all relevant international standards. However, while we are not dependent on any one supplier, disruptions in normal business arrangements by the loss of one or a few suppliers could cause possible short-term losses. These disruptions may be experienced if our existing suppliers are no longer able to meet our requirements. They may also occur if there is an industry shortage of electronic or mechanical components. Not only could these disruptions affect our product line and limit our production capacity, but also, in relation to the shortage of components, could result in higher costs due to the supply shortage or the need to use higher cost substitute components.

     Our principal suppliers are Emco High Voltage and Hitron Electronics Corp. The raw materials we use are either electronic components or mechanical components. The electronic components are purchased from suppliers and the mechanical components are mainly manufactured by local subcontractors.

Employees

                                       Number Of                   Number Of
                                    Current Enertec           Employees Expected
             Function             Electronics Limited               In 2003
                                      Employees

    Management & Administration           4                            3
    Engineering                           3                            4
    Production                            4                            1
    Quality Assurance                     1                            1
    Buyer                                 1                            1
    Marketing and Sales                   2                            7
    Programmers                           1                            1
                                          -                            -
    Total                                16                           18


     All technical employees must sign a two-year confidentiality agreement and a two-year non-compete agreement, which prohibits our employees, if they cease working for us, from directly competing with us or working for our competitors. However, Israeli courts have required employers seeking to enforce non-compete undertakings of a former employee to demonstrate that the competitive activities of the former employee will harm one of a limited number of material interests of the employer, such as the secrecy of a company's confidential commercial information or its intellectual property. We may not be able to demonstrate that harm would be caused to us, and therefore, may be unable to prevent our competitors from hiring and benefiting from the expertise of our former employees. None of our employees are subject to a collective bargaining agreement. We do not employ any supplemental benefits or incentive arrangements for our officers or employees. All of our employees are full-time. Management considers its employee relations to be good.

Research  And  Development  Expenditures

     We spent approximately $100,000 (or 2% of revenues), $200,000 (or 4% of revenues), and $226,000 (or 5% of revenues) for research and development in the years 2000, 2001, and 2002 respectively. These expenditures have adequately satisfied our research and development requirements.

Seasonal  Aspects

     We  do  not  experience  seasonal  variations  in  our  operating  results.

Patents  And  Trademarks

     We are not dependent on patents or trademark protection with regard to the operation of our business and do not expect to be at any time in the future.

Government  Regulation

     Every electronic product must comply with the UL standards of the USA and CE standards of Europe to be eligible for sale in the respective countries subject to these standards. Every system must be tested, qualified and labeled under the relevant standards. This is a complicated and expensive process and once completed, the approved product may not be altered for sale. The power supply system has the most stringent approval standards

                                   Properties

     We currently maintain plants in both Haifa and Carmiel. We have no plans to secure more space, as we believe both locations are suitable for our needs.

     Our Haifa plant is 400 square meters and includes a production hall and management offices. We lease this property for $16,800 per annum from Mund Holding Limited, an entity wholly owned by our President and Chief Executive Officer, Harry Mund. We entered into this lease in January 2001. The Haifa plant houses the headquarters and accounting offices, the imports department, sales and administration employees, application engineers, and a service laboratory. This plant is suitable for our present and near future needs. There is enough space to accommodate an additional two to four sales engineers, if needed. This space is also used to sell standard power supplies products.

     Our Carmiel plant is 800 square meters and also includes a production hall, with a research and development and engineering facility for our Systems Division. The Carmiel property is leased at $38,400 per annum. We use the Carmiel plant for manufacturing. It houses engineers, software programmers, electronic hardware designers, mechanical designers, and electronic and mechanical assembly personnel. It consists of office rooms for one to three people, and contains one room for electronics assembly, one for mechanical assembly, and two for final testing of finished products. The Systems Division manufacturers its customized products in this facility, and accordingly, it is not a plant for high volume production. It is located in the Carmiel industrial area, and is in close proximity to many of our Systems Division clients. Every engineer has individual workstations, which contain computers that are inter-connected by our own local network for fast communication. The plant has been updated to satisfy all our present and near future needs. In this facility, there is space for five additional offices, which would accommodate approximately 15 more people, and the existing assembly rooms could accommodate three to eight additional workers.

                                Legal Proceedings

     We are not subject to any pending or threatened legal proceedings, except for the lawsuit described below.

     Orckit Communications brought an action in the Tel Aviv District Court against Gaia Converter, a company for which we act as sales representative, Alcyon Production Systems, a subcontractor of Gaia Converter, and Enertec Electronics, alleging that the DC converters supplied to it by Gaia Converter were defective and caused Orckit to replace the converters at a substantial financial expense. Gaia Converter has advised us that the converters in issue were free from any and all defects and were in good working order and that it was the faulty performance of Orckit's product into which the converters were incorporated that caused them to fail at a greater rate than anticipated by Orckit. Enertec Electronics filed a defense to this claim on the basis that there is no cause of action against it, as among other things, Enertec Electronics is merely the local Israeli sales representative of Gaia Converter and did not make any implied or express representations or warranties to Orckit regarding the suitability of the converters or otherwise, nor was Enertec Electronics required to do so by law. Technical specifications required by Orckit for the converters were determined and communicated directly by Orckit to Gaia Converter and all other communications regarding the converters were directly between Orckit and Gaia Converter. Moreover, Orckit conducted a qualification test of the converters and confirmed to Gaia Converter that the converters complied with their requirements subsequent to such testing. Enertec Electronics has had initial informal discussions with Orkit Communications about removing Enertec Electronics as a Defendant in the action. Neither Gaia Converter nor Alcyon Production Systems have filed a defense to this action, and consequently Orkit Communications requested and obtained default judgments from the Tel Aviv District Court against both Gaia Converter and Alcyon Production Systems. The granting of these judgments render the continuation of the action against Enertec Electronics highly improbable. However, if the proceedings are continued, Enertec Electronics intends to defend this action vigorously and we do not believe that it will have a material adverse impact on our business.

    Management's Discussion And Analysis Of Financial Condition And Results Of
                                   Operations

Overview

     The following discussion should be read in conjunction with our financial statements and the accompanying notes appearing subsequently under the caption "Financial Statements", along with other financial and operating information included elsewhere in this prospectus. Certain statements under this caption "Management's Discussion and Analysis of Financial Condition and Results of Operations" constitute "forward-looking statements" under the Reform Act. See

"Cautionary Note Regarding Forward Looking Statements". For a more complete understanding of our operations see "Risk Factors" and "Description of Business".

Liquidity  And  Capital  Resources

Overview

     As of December 31, 2002, our cash balance was $313,000 as compared to $86,000 at December 31, 2001. Our accounts receivable at December 31, 2002 were $1,976,000, as compared to $739,000 at December 31, 2001. The increase in accounts receivable is a result of increasing the period of credit granted to our customers from 60 to 90 days. Total current assets at December 31, 2002 were $4,356,000, as compared to $2,233,000 at December 31, 2001.

     We do not expect any effect on our net profitability due to the increased period of credit granted to our customers from 60 to 90 days. This increased period has become an industry standard in Israel, and accordingly, financial institutions have also increased their periods of credit, alleviating pressures on us. We currently do not have material balances of accounts receivables, and therefore, are not concerned with collection issues as a result of this change of payment terms. Although this action will minimize the overall cash-flow to us, our tight control will enable us to detect adverse situations immediately. Such control entails credit control and constant monitoring of clients' financial position. If we detect a problem with a customer, we will more aggressively seek payment from, and suspend any work in process for, this customer.

     At December 31, 2002, we had receivables from Harry Mund, our Chief Executive Officer and President, in the amount of $296,000 and from Mund Holding Limited, an entity wholly owned by Harry Mund, in the amount of $57,000. The loan to Mr. Mund was extended as salary advances. The loan to Mund Holding Limited was made pursuant to the sale of a building by us to Mund Holding Limited. The building was sold for part cash and the balance by this loan. There are no written agreements setting out repayment terms of either loan. The parties have orally agreed that the amounts outstanding are due on demand. Mr. Mund will make such repayments by waiving rights to bonus and salaries accrued by him throughout the year 2003. We believe that the current payment status will not affect our future cash flow or liquidity.

Financing  Needs

     We expect our capital requirements to increase significantly over the next several years as we continue to develop and test our suite of products, increase marketing and administration infrastructure, and embark on developing in-house business capabilities and facilities. Our future liquidity and capital funding requirements will depend on numerous factors, including, but not limited to, the levels and costs of our research and development initiatives, the cost of hiring and training additional sales and marketing personnel to promote our products and the cost and timing of the expansion of our marketing efforts.

Financings

     During the period June 2002 through September 2002, we entered into 31 subscription agreements with private investors, pursuant to which we issued an aggregate of 233,000 shares of our common stock at $.15 per share. These private investments generated total proceeds to us of $34,950. The costs relating to this offering were $45,000.

     Based on our current business plan, we anticipate that our existing cash balances and cash flow from our operations will be sufficient to permit us to conduct our operations and to carry out our contemplated business plans for the next twelve months. However, we may conduct additional financing to expand our operations, using new capital to develop new products, enhance existing products or respond to competitive pressures, although we do not have definitive plans to do so.

Results  Of  Operations

Fiscal Year ended December 31, 2002 compared to Fiscal Year ended December 31, 2001.

     For the fiscal year ended December 31, 2002 we had total revenue of $4,414,000. Revenue was $4,254,000 for the fiscal year ended December 31, 2001. This increase in revenue of $160,000, or 3.8%, is due to an increase in the number and size of orders for our products.

     Gross profit totaled $1,765,000 for the fiscal year ended December 31, 2002 as compared to $1,130,000 for the fiscal year ended December 31, 2001, an increase of $635,000 or 56.2%. Gross profit as a percentage of sales for the fiscal year ended December 31, 2002 was 40.0% as compared to 26.6% for the fiscal year ended December 31, 2001. The increase in our gross profit was due to sales of continuing projects where related development costs were incurred in prior periods.

     Total operating expenses in each of the fiscal years ended December 31, 2002 and 2001 were comprised of selling, general and administrative expenses. Operating expenses for the fiscal years ended December 31, 2002 and 2001 were $1,091,000 and $962,000, respectively, an increase of $129,000, or 13.4%. The increase in operating expenses is attributable to the general increase in overhead which accompanied the expansion of the capacity of our business.

     Our net income was $332,000 in the fiscal year ended December 31, 2002 compared to $10,000 in the fiscal yeard ended December 31, 2001. This increase was due to the increase in gross profit, which was due to the sales of continuing projects.

     The non-military related division of our business is down approximately 50% due to the downturn in the technology industry, coupled with the effects of the events of September 11th. However, this downturn is offset by the dramatic rise of in excess of 100% in the military sector as a result of the rise in global political unrest, as exacerbated by the events of September 11th. The increase of the local and international military related business created a much larger demand for military products. Local manufacturers of military equipment have received increased orders for the local and international markets. Consequently, our growth has not be affected.

     During the year ended December 31 2001, our revenue, costs of sales and net profits from customized military business were $2,399,000, $1,847,000 and $552,000 respectively, and $2,169,000, $1,591,000 and $578,000, respectively for year ended December 31, 2002. These revenues and net profits may significantly decrease in the coming years if we do not qualify for orders for these customized military related products.

     Notwithstanding the foregoing, we believe that the loss of business relating to this sector will have minimal affects on our future operations and cash flow. We plan on utilizing our resources that we would have otherwise expended on customized military related business, toward the development of our primary business, that is, manufacturing and distributing standard and customized power supplies in the non-military arena, as well as the distribution of standard military related power supplies. Additionally, Enertec Systems has doubled its revenues and profits since its inception. It is better suited to focus on this sector and has aggressively set bids for various projects. It is building critical mass and economies of scale within this specialized arena. Our 55% equity interest in Enertec Systems coupled with our concentration on our primary business will be sufficient to offset any losses incurred from engaging in the sales of customized military products.

     During the years ended December 31, 2002 and 2001, approximately 71% and 63% of our sales were to three customers, respectively. For the year ended December 31, 2002, approximately 71% of our sales were to Isreali Aircraft Industry (46%), Rafael-Armament Development Authority (8%) and Elbit Systems Ltd. (16%). For the year ended December 31, 2001, approximately 63% of our sales were made to Isreali Aircraft Industry (44%), Elbit Systems Ltd. (10%) and Rafael-Armament Development Authority (9%).

                                   Management

Directors,  Officers,  Key  Employees  And  Consultants

Directors  And  Executive  Officers

     The members of our board of directors and our executive officers, together with their respective ages and certain biographical information are set forth below. Our directors receive no compensation for their services as board members but are reimbursed for expenses incurred by them in connection with attending board meetings. All directors hold office until the next annual meeting of our stockholders and until their successors have been duly elected and qualified. Our executive officers are elected by, and serve at the designation and appointment of, the board of directors. There are no family relationships among any of our directors or executive officers.

    Name                  Age   Position
    -------------------   ---   ----------------------------------------
    Harry  Mund            54   Chairman of the Board, Chief Executive
                                Officer, President and  Secretary
    Miron  Markovitz       54   Director  and  Chief  Financial  Officer

     The following is a brief account of the business experience of each of our directors and executive officers during the past five years or more.

     HARRY MUND, our Chairman of the Board, Chief Executive Officer, President and Secretary since our inception, and has been the Chief Executive Officer and President of our subsidiary, Enertec Electronics Limited, since 1987. Mr. Mund is also the Chief Executive Officer and managing director of Enertec Management Limited (f/k/a Elcomtech Limited), a wholly-owned subsidiary of Enertec

Electronics Limited. From 1983 to 1987, Mr. Mund was the President and Chief Executive Officer of Enercon International, a marketing and sales firm of military and commercial power supplies and test equipment. Enercon International activities were transferred to Enertec International in 1987, which subsequently became Enertec Electronics Limited in 1992. From 1975 to 1983, Mr. Mund worked for Elbit Systems as a design engineer of advanced test systems and as the head of the ATE engineering group. Mr. Mund attended Ben-Gurion University from 1970 to 1974 and earned a Bachelor of Science as an Electronic Engineer.

     MIRON MARKOVITZ, a Director and our Chief Financial Officer since our inception, and has been the Chief Financial Officer of our subsidiary, Enertec Electronics Limited, since 1992, responsible for its accounting and financial management. He attended Haifa University from 1975 to 1978 and earned a BA in economics and accounting.

Significant  Employees

     The following is a brief description of the business experience of each of our significant employees:

     ZVI AVNI, 40, was the System Division Manager for our subsidiary, Enertec Electronics Limited, from February 1997 to January 2002. His responsibilities included the design and manufacture of automatic test systems. Mr. Avni has 18 years of experience with ATE systems for the military market and worked at Elbit Systems for 12 years as an ATE group leader. Since January 2002, Mr. Avni has worked for Enertec Systems 2001 Ltd., which is owned by Enertec Management Limited (55%), Harry Mund (27%) and Mr. Avni (18%), and continues to be responsible for the design and manufacture of the Automatic Test Systems. Mr. Avni graduated from Haifa Technion Institute of Technology in 1982 and earned a degree as a Practical Electronic Engineer.

     YAAKOV OLECH, 51, has been employed by our subsidiary, Enertec Electronics Limited, since March 1991. Mr. Olech is head of our customer service electronic lab and technical support, providing after-sales customer support and repair services for products under warranty or by utilizing service contracts for repair of power supplies. He attended Radiotechnical Institute, Minsk, USSR from 1976 to 1979 and has earned a Master in Science in electronic engineering.

     DR. ALEXANDER VELICHKO, 55, has 28 years of experience as leading research and development engineer and head of the research and development group at several companies. From 1981 to 1990, he was a lecturer of electronics and automation at the Engineering Institute, Karatau, Kazahtan. From 1990 to 1999, Dr. Velichko was chief engineer of the Laboratory of Electronics and Automatization Karatau, Kazakhtan, responsible for development of compact analog/digital measurement devices. Since February 2000 he has been Enertec Electronics Limited's chief scientist and head of research and development. Dr Velichko is responsible for the design of custom made power supplies. He earned a PhD in Automatic Control at the Moscow Institute of Mining, which he attended from 1964 to 1969, and earned a Master in Science at Tomsk Institute of Electronic Engineering.

     Our future success depends, in significant part, on the continued service of Mr. Mund, and certain other key executive officers, managers, and sales and technical personnel, who possess extensive expertise in various aspects of the our business, including Mr. Markovitz, Mr. Avni, Mr. Olech, and Dr. Velichko. We may not be able to find an appropriate replacement for any of our key personnel. Any loss or interruption of our key personnel's services could adversely affect our ability to implement our business plan. It could also result in our failure to create and maintain relationships with strategic partners that are critical to our success. We do not presently maintain key-man life insurance policies on any of our officers.

Executive  Compensation

     The following table shows compensation earned by our Chief Executive Officer and President during fiscal 2002, 2001 and 2000. Since Lapis Technologies, Inc. did not compensate any executive during fiscal 2002, 2001 and 2000, the information in the table includes compensation paid or awarded by Enertec Electronics Limited only. No executive officer other than Mr. Mund received total annual compensation in excess of $100,000 during fiscal 2002, 2001 and 2000.

                                        Summary Compensation Table

                                                                 Long Term Compensation
                                                                 -----------------------
                                  Annual Compensation                    Awards                Payouts
                       ---------------------------------------  ----------------------  -------------------
                                                      Other      Restricted  Securities
                                                      Annual       Stock     Underlying   LTIP    All Other
     Name And                                        Compen-       Awards     Options/   Payouts   Compen-
Principal Positions     Year  Salary ($)  Bonus ($)  sation ($)     ($)       SARs (#)     ($)    sation ($)
----------------------  ----  ----------  ---------  ----------  ---------  -----------  -------  ----------
Harry Mund,             2002     145,550          0           0          0            0          0         0
President and Chief     2001     405,900    330,000           0          0            0          0         0
Executive Officer       2000     450,000    330,000           0          0            0          0         0


2002  Stock  Option  Plan

     We adopted our 2002 Stock Option Plan on October 16, 2002. The plan provides for the grant of options intended to qualify as "incentive stock options", options that are not intended to so qualify or "nonstatutory stock options" and stock appreciation rights. The total number of shares of common stock reserved for issuance under the plan is 500,000, subject to adjustment in the event of a stock split, stock dividend, recapitalization or similar capital change, plus an indeterminate number of shares of common stock issuable upon the exercise of "reload options" described below. We have not yet granted any options or stock appreciation rights under the plan.

     The plan is presently administered by our board of directors, which selects the eligible persons to whom options shall be granted, determines the number of common shares subject to each option, the exercise price therefor and the periods during which options are exercisable, interprets the provisions of the plan and, subject to certain limitations, may amend the plan. Each option granted under the plan shall be evidenced by a written agreement between us and the optionee.

     Options may be granted to our employees (including officers) and directors, any of our subsidiaries, and certain of our consultants and advisors. Incentive stock options can be issued to all employees (including officers). Nonstatutory stock options can be issued to employees, non-employee directors, or consultants and advisors.

     The exercise price for incentive stock options granted under the plan may not be less than the fair market value of the common stock on the date the option is granted, except for options granted to 10% stockholders which must have an exercise price of not less than 110% of the fair market value of the common stock on the date the option is granted. The exercise price for nonstatutory stock options is determined by the board of directors, in its sole discretion, but may not be less than 85% of the fair market value of the Company's common stock at the date of grant. Incentive stock options granted under the plan have a maximum term of ten years, except for 10% stockholders who are subject to a maximum term of five years. The term of nonstatutory stock options is determined by the Board of Directors. Options granted under the plan are not transferable, except by will and the laws of descent and distribution.

     The board of directors may grant options with a reload feature. Optionees granted a reload feature shall receive, contemporaneously with the payment of the option price in common stock, a right to purchase that number of common shares equal to the sum of (i) the number of shares of common stock used to exercise the option, and (ii) with respect to nonstatutory stock options, the number of shares of common stock used to satisfy any tax withholding requirement incident to the exercise of such nonstatutory stock option.

     Also, the plan allows the board of directors to award to an optionee for each share of common stock covered by an option, a related alternate stock appreciation right, permitting the optionee to be paid the appreciation on the option in lieu of exercising the option. The amount of payment to which an optionee shall be entitled upon the exercise of each stock appreciation right shall be the amount, if any, by which the fair market value of a share of common stock on the exercise date exceeds the exercise price per share of the option.

                 Certain Relationships And Related Transactions

     On April 26, 2002, we issued 4,750,000 shares of our common stock to Harry Mund in exchange for his 99 shares of Enertec Electronics Limited, our wholly owned subsidiary, which constituted all of its issued and outstanding shares. The 4,750,000 shares were valued at a price of $.10 per share or a total of $475,000.

     At December 31, 2001, our subsidiary Enertec Electronics Limited had a loan receivable from Harry Mund, our Chief Executive Officer and President, in the amount of $687,000 bearing interest at a rate of 4% per annum. This loan was extended to Mr. Mund in October, 2001. At December 31, 2002, the loan receivable was $296,000. The loan was extended as a salary advance to Mr. Mund. There are no written agreements setting out repayment terms. The parties have orally agreed that the amount outstanding is due on demand.

     During 2001, our subsidiary Enertec Electronics Limited sold a building to Mund Holding Limited, an entity wholly owned by Harry Mund, our Chief Executive Officer and President, for approximately $127,000. The building was paid in part with cash, and the balance by a loan bearing interest at a rate of 4% per annum.

The loan was extended as a salary advance to Mr. Mund. There are no written agreements setting out repayment terms. The parties have orally agreed that the amount outstanding is due on demand.

     Enertec Electronics rents office and manufacturing space from Mund Holding Limited for $16,800 annually for twenty-four months ending December 31, 2003. We have an option to lease the building for an additional twenty-four months.

     On December 31, 2000, Enertec Management Limited (f/k/a Elcomtech Limited), a wholly-owned subsidiary of Enertec Electronics Limited, and of which Harry Mund is the Chief Executive Officer and managing director, loaned an aggregate amount of $23,000 to Enertec Electronics Limited at an interest rate of 4% per annum due December 31, 2002. This loan was repaid on December 31, 2002.

     Enertec Systems 2001 Ltd. ("Enertec Systems"), an Israeli company, is owned by Enertec Management Limited (55%), Harry Mund (27%) and Zvi Avni (18%), an employee of Enertec Systems. Enertec Systems commenced operations on January 1, 2002.

         Security Ownership Of Certain Beneficial Owners And Management

     The following table sets forth information regarding the beneficial ownership of our common stock as of May 13, 2003. The information in this table provides the ownership information for:

     - each person known by us to be the beneficial owner of more than 5% of our common stock;

     -    each  of  our  directors;

     -    each  of  our  executive  officers;  and

     -    our  executive  officers  and  directors  as  a  group.

     The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on May 13, 2003 and all shares of our common stock issuable to that person in the event of the exercise of outstanding options and other derivative securities owned by that person which are exercisable within 60 days of May 13, 2003. Presently, there are no options or derivative securities outstanding. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent such power may be shared with a spouse.

     Unless otherwise indicated, the address of each beneficial owner is c/o Enertec Electronics Limited, 27 Rechov Ha'Mapilim, Kiriat Ata, Israel, P.O. BOX 497, Kiriat Motzkin 26104, Israel.

          Name and Address of             Number of Shares           Percentage
           Beneficial Owner              Beneficially Owned         Outstanding
      ----------------------------       ------------------         -----------
      Harry Mund                             4,750,000                 86.63%

      Miron Markovitz                            9,000                   .16%

      All directors and executive
      officers as a group (2 persons)        4,759,000                 86.79%


                              Selling Stockholders

     The following table provides certain information with respect to the beneficial ownership of our common stock known by us as of May 13, 2003 by each selling shareholder. None of the selling stockholders are broker-dealers. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on May 13, 2003 and all shares of our common stock issuable to that person in the event of the exercise of outstanding options and other derivative securities owned by that person at May 13, 2003 which are exercisable within 60 days of May 13, 2003. Presently, there are no options or derivative securities outstanding. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent such power may be shared with a spouse. Amounts shown assume the maximum number of shares being offered are all sold. The shares being offered by the selling stockholders are being registered to permit public secondary trading, and the stockholders may offer all or part of their registered shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of their shares. The table below assumes that all shares offered by the selling stockholders will be sold. See "Plan of Distribution".

                                                 Shares Of
                                               Common Stock
                                             Beneficially Owned        Percentage Ownership
  Name And Address Of       Number Of        Before      After          Before      After
    Beneficial Owner      Shares Offered    Offering    Offering       Offering    Offering
-------------------------------------------------------------------------------------------
Claudia Ben-Dor                 6,000         6,000           0              *             0
Mitzpe Tel - El
House No. 408
P.O Oshrat
P.O. Box 25167
Israel

Israel Ben-Dor                  6,000         6,000           0              *             0
Mitzpe Tel - El
House No. 408
P.O Oshrat
P.O. Box 25167

                                                 Shares Of
                                               Common Stock
                                             Beneficially Owned        Percentage Ownership
  Name And Address Of       Number Of        Before      After          Before      After
    Beneficial Owner      Shares Offered    Offering    Offering       Offering    Offering
-------------------------------------------------------------------------------------------
Eliaz Bilik                     3,200         3,200           0              *             0
Moria Ave. 101/A
Haifa 34616
Israel

Snir Eitan                      1,400         1,400           0              *             0
Parcel 140
Hosen
Israel

Yael Elipaz                     1,400         1,400           0              *             0
25 Shoham Pts.
Haifa
Israel

Olga Gross                      6,000         6,000           0              *             0
Gedaliahy Street 1517
Neveshaanon 32587
Israel

Shoshy Inbal                    1,400         1,400           0              *             0
Hachzav Street 16/21
Nesher 19234
Israel

Barak Koren (12)                1,000         1,000           0              *             0
BAZ 14 Street
Karmiel 20100
Israel

Eitan Koren (11)                7,000         7,000           0              *             0
BAZ 14 Street
Karmiel 20100
Israel

Sasson Koren (10)              12,000        12,000           0              *             0
BAZ 14 Street
Karmiel 20100
Israel

Shoshana Koren (9)             18,000        18,000           0              *             0
BAZ 14 Street
Karmiel 20100
Israel

Elliot Kretzmer                35,000        35,000           0              *             0
3 Chanita Street
Kfar Sava
Israel

                                                 Shares Of
                                               Common Stock
                                             Beneficially Owned        Percentage Ownership
  Name And Address Of       Number Of        Before      After          Before      After
    Beneficial Owner      Shares Offered    Offering    Offering       Offering    Offering
-------------------------------------------------------------------------------------------
Amir Marcovitz (2)              6,000         6,000           0              *             0
77 Moshe Gorken Street
K. Motykin
Israel

Editha Marcovitz (1)            9,000         9,000           0              *             0
77 Moshe Gorken Street
K. Motykin
Israel

Miron Marcovitz (1)(2)(3)(4)    9,000         9,000           0              *             0
(5)(6)
77 Moshe Gorken Street
K. Motykin
Israel

Revital Marcovitz-Mizrachi (6)  6,000         6,000           0              *             0
16/3 Hativet Hauegev Street
Modiin
Israel

Bracha Meirav                   2,600         2,600           0              *             0
64 Haalie Street
Haifa
Israel

Yigal Meirav                    2,600         2,600           0              *             0
64 Haalia Street
Haifa
Israel

Sasson Mizrachi (5)             6,000         6,000           0              *             0
16/3 Hativet Hauegev Street
Modiin
Israel

Helena Mund (8)                16,000        16,000           0              *             0
25 Sinai Street
Haifa
Israel

Simon Mund (7)                 16,000        16,000           0              *             0
25 Sinai Street
Haifa
Israel

                                                 Shares Of
                                               Common Stock
                                             Beneficially Owned        Percentage Ownership
  Name And Address Of       Number Of        Before      After          Before      After
    Beneficial Owner      Shares Offered    Offering    Offering       Offering    Offering
-------------------------------------------------------------------------------------------
Alexander Osztreicher (14)     14,000        14,000           0              *             0
15/7, Ghedaliahu
Haifa 32587
Israel

Barak Osztreicher (17)          4,000         4,000           0              *             0
P.O.B. 240
Moledet 19130
Israel

Einat Osztreicher (15)          4,000         4,000           0              *             0
P.O.B. 79
Elyashiu
Israel

Haim Osztreicher (18)           6,600         6,600           0              *             0
P.O.B. 33658
Haifa
Israel

Klara Osztreicher (13)         14,000        14,000           0              *             0
15/7, Ghedaliahu
Haifa 32587
Israel

Lior Osztreicher (16)           4,000         4,000           0              *             0
7, Hashitim
Q. Tivon 36000
Israel

Shimon Tregerman                1,400         1,400           0              *             0
Broshim 205
Tal-El 25167
Israel

Svetlana Tregerman              1,400         1,400           0              *             0
Broshim 205
Tal-El 25167
Israel

Margareta Weissman (4)          6,000         6,000           0              *             0
2/7 Eshkol Street
K. Motykin
Israel

Martin Weissman (3)             6,000         6,000           0              *             0
2/7 Eshkol Street
K. Motykin
Israel

                                                 Shares Of
                                               Common Stock
                                             Beneficially Owned        Percentage Ownership
  Name And Address Of       Number Of        Before      After          Before      After
    Beneficial Owner      Shares Offered    Offering    Offering       Offering    Offering
-------------------------------------------------------------------------------------------
Fairbain Trading (20)         150,000      150,000           0              *             0
c/o A.P.T. Associates, 19 W.
34th Street, 11th Floor, New
York, NY, 10001

Global Exploration Equities   200,000      200,000           0              *             0
 Inc. (19)
c/o A.P.T. Associates, 19 W.
34th Street, 11th Floor, New
York, NY, 10001

KGL Investments, Ltd. (22)     50,000       50,000           0              *             0
c/o Kaplan Gottbetter &
Levenson, LLP
630 Third Avenue, Floor 5
New York, New York 10017

Foremost Securities, Ltd (21) 100,000      100,000           0              *             0
c/o A.P.T. Associates, 19 W.
34th Street, 11th Floor, New
York, NY, 10001


*Indicates less than one percent of total outstanding common stock


(1)     Miron  Marcovitz  is  married  to  Edith  Marcovitz.
(2)     Amir  Marcovitz  is  the  son  of  Miron  Marcovitz.
(3)     Martin  Weissman  is  Miron  Marcovitz's  father-in-law.
(4)     Margareta  Weissman  is  Miron  Marcovitz's  mother-in-law.
(5)     Sasson  Mizrachi  is  Miron  Marcovitz's  son-in-law.
(6)     Revital  Mizrachi  is  Miron  Marcovitz's  daughter.
(7)     Simon  Mund  is  Harry  Mund's  father.
(8)     Helena  Mund  is  Harry  Mund  mother.
(9)     Shoshana  Koren  is  Harry  Mund's  sister.
(10)    Sasson  Koren  is  Harry  Mund's  brother-in-law.
(11)    Eitan  Koren  is  Harry  Mund's  nephew.
(12)    Barak  Koren  is  Harry  Mund's  nephew.
(13)    Klara  Ostreicher  is  Harry  Mund's  mother-in-law.
(14)    Alexander  Osztreicher  is  Harry  Mund's  father-in-law.
(15)    Einat  Osztreicher  is  Harry  Mund's  niece.
(16)    Lior  Osztreicher  is  Harry  Mund's  nephew.
(17)    Barak  Osztreicher  is  Harry  Mund's  nephew.
(18)    Haim  Osztreicher  is  Harry  Mund's  brother-in-law.
(19)    Sole  beneficial  owner  of  which  is  David  Kretzmer.
(20)    Sole  beneficial  owner  of  which  is  Solomon  Krok.
(21) Sole beneficial owner of which is Samantha Topola Family Trust. Stephen Silberfein, as trustee of the trust, has sole voting and investment power of the shares, and is deemed the beneficial owner of the Samantha Topola Family Trust.
(22) Beneficial owners of which are Adam S. Gottbetter, Steven Kaplan, and Paul Levenson. Mr. Gottbetter, Mr. Kaplan and Mr. Levenson are partners of Kaplan Gottbetter & Levenson, LLP, counsel to the Company.

                            Description Of Securities

General

     Our authorized capital stock currently consists of 100,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share, the rights and preferences of which may be established from time to time by our Board of Directors. As at May 13, 2003 there are 5,483,000 shares of our common stock issued and outstanding. No other securities, including without limitation any preferred stock, convertible securities, options, warrants, promissory notes or debentures are outstanding.

     All material rights of common and preferred shareholders are discussed below.

Common  Stock

     Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferences that may be applicable to any shares of preferred stock outstanding at the time, holders of our common stock are entitled to receive dividends ratably, if any, as may be declared from time to time by our board of directors out of funds legally available therefor.

     Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably, our net assets available after the payment of:

     - all secured liabilities, including any then outstanding secured debt securities which we may have issued as of such time;

     - all unsecured liabilities, including any then outstanding unsecured debt securities which we may have issued as of such time; and

     -    all  liquidation  preferences on any then outstanding preferred stock.

     Holders of our common stock have no preemptive, subscription, redemption or conversion rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

     As of the date of this prospectus, 94,517,000 shares of our common stock remain unissued. Our board of directors has the power to issue any or all of the remaining common shares for general corporate purposes, without shareholder approval. While we presently have no commitments, contracts or intentions to issue any additional common shares except as otherwise disclosed in this prospectus, potential investors should be aware that any such stock issuances may result in a reduction of the book value of the outstanding common shares. If we issue any additional common shares, such issuance will reduce the proportionate ownership and voting power of each other common shareholder.

Preferred  Stock

     Our board of directors is authorized, without further stockholder approval, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of these shares, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, and to fix the number of shares constituting any series and the designations of these series. These shares will have rights senior to our common stock. The issuance of preferred stock may have the effect of delaying or preventing a change in our control. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of our common stock. At present, we have no plans to issue any shares of our preferred stock.

Penny  Stock  Rules

     At the present time, there is no public market for our stock. However, Vfinance, a broker-dealer, filed a Form 211 in November 2002, with the National Association of Securities Dealers, Inc. in order to allow for the quotation of our common stock on the OTC Bulletin Board. The quotation of our common stock, however, may not occur.

     The Securities Enforcement and Penny Stock Reform Act of 1990 requires special disclosure relating to the trading of any stock defined as a penny stock. Commission regulations generally define a penny stock to be an equity security that has a market price of less than $5.00 per share and is not listed on The Nasdaq Small Cap Stock Market or a major stock exchange. These regulations subject all broker-dealer transactions involving such securities to special Penny Stock Rules. Following the completion of this offering, the commencement of trading of our common stock, and the foreseeable future thereafter, the market price of our common stock is expected to be substantially less than $5 per share. Accordingly, should anyone wish to sell any of our shares through a broker-dealer, such sale will be subject to the Penny Stock Rules. These Rules will affect the ability of broker-dealers to sell our shares and will therefore also affect the ability of purchasers in this offering to resell their shares in the secondary market, if such a market should ever develop.

     The Penny Stock Rules impose special sales practice requirements on broker-dealers who sell shares defined as a penny stock to persons other than their established customers or accredited investors. Among other things, the Penny Stock Rules require that a broker-dealer make a special suitability determination respecting the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. In addition, the Penny Stock Rules require that a broker-dealer deliver, prior to any transaction, a disclosure schedule prepared in accordance with the requirements of the Commission relating to the penny stock market. Disclosure also has to be made about commissions payable to both the broker-dealer and the registered representative and the current quotations for the securities. Finally, monthly statements have to be sent to any holder of such penny stocks disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the rule may affect the ability of broker-dealers to sell our shares and may affect the ability of holders to sell our shares in the secondary market. Accordingly, for so long as the Penny Stock Rules are applicable to our common stock, it may be difficult to trade such stock because compliance with the Penny Stock Rules can delay or preclude certain trading transactions. This could have an adverse effect on the liquidity and price of our common stock.

Delaware  Anti-Takeover  Law

     We are not presently subject to Section 203 of the DGCL and will not become subject to Section 203 in the future unless, among other things, our common stock is (i) listed on a national securities exchange; (ii) authorized for quotation on the NASDAQ Stock Market; or (iii) held of record by more than 2,000 stockholders. If Section 203 should become applicable to us in the future, it could prohibit or delay a merger, takeover or other change in control of our Company and therefore could discourage attempts to acquire us. Section 203 restricts certain transactions between a corporation organized under Delaware law and any person holding 15% or more of the corporation's outstanding voting stock, together with the affiliates or associates of such person (an Interested Stockholder). Section 203 prevents, for a period of three years following the date that a person became an Interested Stockholder, the following types of transactions between the corporation and the Interested Stockholder (unless certain conditions, described below, are met): (a) mergers or consolidations,
(b) sales, leases, exchanges or other transfers of 10% or more of the aggregate assets of the corporation, (c) issuances or transfers by the corporation of any stock of the corporation which would have the effect of increasing the Interested Stockholder's proportionate share of the stock of any class or series of the corporation, (d) any other transaction which has the effect of increasing the proportionate share of the stock of any class or series of the corporation which is owned by the Interested Stockholder and (e) receipt by the Interested Stockholder of the benefit (except proportionately as a stockholder) of loans, advances, guarantees, pledges or other financial benefits provided by the corporation.

     The three-year ban does not apply if either the proposed transaction or the transaction by which the Interested Stockholder became an Interested Stockholder is approved by the board of directors of the corporation prior to the time such stockholder becomes an Interested Stockholder. Additionally, an Interested Stockholder may avoid the statutory restriction if, upon the consummation of the transaction whereby such stockholder becomes an Interested Stockholder, the stockholder owns at least 85% of the outstanding voting stock of the corporation without regard to those shares owned by the corporation's officers and directors or certain employee stock plans. Business combinations are also permitted within the three-year period if approved by the board of directors and authorized at an annual or special meeting of stockholders by the holders of at least two-thirds of the outstanding voting stock not owned by the Interested Stockholder. In addition, any transaction is exempt from the statutory ban if it is proposed at a time when the corporation has proposed, and a majority of certain continuing directors of the corporation have approved, a transaction with a party who is not an Interested Stockholder (or who becomes such with approval of the board of directors) if the proposed transaction involves (a) certain mergers or consolidations involving the corporation, (b) a sale or other transfer of over 50% of the aggregate assets of the corporation, or (c) a tender or exchange offer for 50% or more of the outstanding voting stock of the corporation.

                                 Dividend Policy

     We have never paid any dividends on our common stock. We do not intend to declare or pay dividends on our common stock, but to retain our earnings for the operation and expansion of our business. Dividends will be subject to the discretion of our board of directors and will be contingent on future earnings, our financial condition, capital requirements, general business conditions and other factors as our board of directors deem relevant.

           Market For Our Common Stock And Related Stockholder Matters

     Before this offering, there has been no public market for our common stock and a public market for our common stock may not develop after this offering. We anticipate that our common stock will be traded on the OTC Bulletin Board, but this may not occur. VFinance, a broker-dealer, filed a Form 211 in November 2002, with the National Association of Securities Dealers, Inc. in order to allow for the quotation of our common stock on the OTC Bulletin Board. There is no arrangement between us and VFinance.

     Prior to this offering, we have 5,483,000 shares of common stock issued and outstanding held by approximately 36 persons. A total of 733,000 shares will be offered by the selling stockholders.

                                 Transfer Agent

     Continental Stock Transfer & Trust Company, 17 Battery Place, New York, NY 10004, will act as the Transfer Agent for our common stock.

                              Plan Of Distribution

     The selling stockholders may, from time to time, sell any or all of their shares of common stock covered by this prospectus on any stock exchange, market or trading facility on which the shares are then traded or in private transactions at a price of $.15 per share until our shares are quoted on the Over the Counter Bulletin Board ("OTCBB") and thereafter at prevailing market prices or privately negotiated prices. The term "selling stockholders" includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer. We will pay the expense incurred to register the shares being offered by the selling stockholders for resale, but the selling stockholders will pay any underwriting discounts and brokerage commissions associated with these sales. The commission or discount which may be received by any member of the National Association of Securities Dealers, Inc. in connection with these sales will not be greater than 8%. The selling stockholders may use any one or more of the following methods when selling shares:

     a. ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

     b. block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     c. purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     d.   privately  negotiated  transactions;  and

     e.   a  combination  of  any  such  methods  of  sale.

     In addition, any shares that qualify for sale under Rule 144 may be sold under Rule 144 rather than through this prospectus.

     The $.15 per share offering price of the common stock being sold under this prospectus has been arbitrarily set. The price does not bear any relationship to our assets, book value, earnings or net worth and it is not an indication of actual value. Additionally, the offering price of our shares is higher than the price paid by our founder, and exceeds the per share value of our net tangible assets. Therefore, if you purchase shares in this offering, you will experience immediate and substantial dilution. You may also suffer additional dilution in the future from the sale of additional shares of common stock or other securities, if the need for additional financing forces us to make such sales. Investors should be aware of the risk of judging the real or potential future market value, if any, of our common stock by comparison to the offering price.

     In offering the shares covered by this prospectus, the selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

     Selling shareholders will be able to sell their shares in all 50 states in the U.S. We will apply to the Standard and Poor's Editorial Board to be listed in its corporation records. The Standard and Poor's Corporation Records is a recognized securities manual for "blue sky" or "manual exemption" trading in approximately 35 states. The remaining states have self-executing securities registration exemptions. The listing should assist the brokerage community in making a market for the Company's stock. It is recommended, however, that brokers check with the blue sky laws in their particular state.

     Each selling stockholder and any other person participating in a distribution of securities will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which may restrict certain activities of, and limit the timing of purchases and sales of securities by, selling stockholders and other persons participating in a distribution of securities. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of the foregoing may affect the marketability of the securities offered hereby.

     Any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that rule rather than pursuant to this prospectus.

     This offering will terminate on the earlier of (i) the date that all shares offered by this prospectus have been sold by the selling shareholders, (ii) twenty-four (24) months from the effective date of the Registration Statement on Form SB-2 that we have filed with the SEC, or (iii) the date all of the selling shareholders may sell all of the shares described herein without restriction pursuant to Rule 144 of the Securities Act.

                         Shares Eligible For Future Sale

     As of May 13, 2003 we had 5,483,000 shares of common stock issued and outstanding. Of these shares, the 733,000 shares that can be sold in this offering by the Selling Stockholders will be freely tradable without restriction or further registration under the Securities Act.

     In general, under Rule 144, a person or persons whose shares are required to be aggregated, who has beneficially owned shares of common stock for a period of one year, including a person who may be deemed an affiliate, is entitled to sell, within any three-month period, a number of shares not exceeding 1% of the total number of outstanding shares of such class. A person who is not an affiliate of ours and who has beneficially owned shares for at least two years is entitled to sell such shares under Rule 144 without regard to the volume limitations described above. Under Rule 144, an affiliate of an issuer is a person that directly or indirectly through the use of one or more intermediaries controls, is controlled by, or is under common control with, such issuer.

     If a public market develops for our common stock, we are unable to predict the effect that sales made under Rule 144 or other sales may have on the then prevailing market price of our common stock. None of our presently outstanding shares of Common Stock will be eligible for sale under Rule 144 prior to April, 2003.

                     Commission Position On Indemnification

     Our Certificate of Incorporation limits, to the maximum extent permitted under Delaware law, the personal liability of our directors and officers for monetary damages for breach of their fiduciary duties as directors and officers, except in certain circumstances involving certain wrongful acts, such as a breach of the director's duty of loyalty or acts of omission which involve intentional misconduct or a knowing violation of law.

     Section 145(a) of the General Corporation Law of Delaware ("GCL") permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     Under Section 145(b) of the GCL, a corporation also may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the corporation. However, in such an action by or on behalf of a corporation, no indemnification may be in respect of any claim, issue or matter as to which the person is adjudged liable to the corporation unless and only to the extent that the court determines that, despite the adjudication of liability but in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     In addition, under Section 145(f) of the GCL, the indemnification provided by Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

     We will not indemnify our directors and officers (a) for any breach of loyalty to us or our stockholders; (b) if a director or officer does not act in good faith; (c) for acts involving intentional misconduct; (d) for acts or omissions falling under Section 174 of the DGCL; or (e) for any transaction for which the director or officer derives an improper personal benefit. We will indemnify our directors and officers for expenses related to indemnifiable events, and will pay for these expenses in advance. Our obligation to indemnify and to provide advances for expenses are subject to the approval of a review process with a reviewer to be determined by the Board. The rights of our directors and officers will not exclude any rights to indemnification otherwise available under law or under our Certificate of Incorporation.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     Article  X  of  our  By-laws,  on  indemnification  provides  as  follows:

          "Any person who at any time serves or has served as a director or officer of the Corporation, or in such capacity at the request of the

     Corporation for any other foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or as trustee or administrator under an employee benefit plan, shall have a right to be indemnified by the Corporation to the fullest extent permitted by law against (a) reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether or not brought by or on behalf of the Corporation, seeking to hold him liable by reason of the fact that he is or was acting in such capacity, and (b) reasonable payments made by him in satisfaction of any judgment, money decree, fine, penalty or settlement for which he may have become liable in any such action, suit or proceeding.

          To the extent permitted by law, expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified hereunder by the Corporation.

          If a person claiming a right to indemnification under this Section obtains a non-appealable judgment against the Corporation requiring it to pay substantially all of the amount claimed, the claimant shall be entitled to recover from the Corporation the reasonable expense (including reasonable legal fees) of prosecuting the action against the Corporation to collect the claim.

          Notwithstanding the foregoing provisions, the Corporation shall indemnify or agree to indemnify any person against liability or litigation expense he may incur if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if he had no reasonable cause to believe his action was unlawful.

          The Board of Directors of the Corporation shall take all such action as may be necessary and appropriate to authorize the Corporation to pay the indemnification required by this Bylaw, including without limitation, to the extent needed, making a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him and giving notice to, and obtaining approval by, the stockholders of the Corporation.

          Any person who at any time after the adoption of this Bylaw serves or has served in any of the aforesaid capacities for or on behalf of the Corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Such right shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provision of this Bylaw.

          Unless otherwise provided herein, the indemnification extended to a person that has qualified for indemnification under the provisions of this
     Article X shall not be terminated when the person has ceased to be a director, officer, employee or agent for all causes of action against the indemnified party based on acts and events occurring prior to the termination of the relationship with the Corporation and shall inure to the benefit of the heirs, executors and administrators of such person."

                                  Legal Matters

     Kaplan Gottbetter & Levenson, LLP has rendered an opinion as our counsel, that the shares offered hereby will be legally issued, fully paid and nonassessable. The partners of Kaplan Gottbetter & Levenson, LLP own 50,000 shares  of  our  common  stock  through  KGL  Investments,  Ltd.

                                     Experts

     The financial statements of Enertec Electronics Limited included in this prospectus, and elsewhere in the registration statement as of December 31, 2001 and 2002 have been audited by Gvilli and Co., certified public accountants, as indicated in their report with respect thereto, and are included in this prospectus in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

     The financial statements of the parent company, Lapis Technologies, Inc. as of and for the year ended December 31, 2002 have been audited by Rogoff & Company, P.C., as indicated in their report with respect thereto, and are included in this prospectus in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

                             Additional Information

     We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form SB-2 to register the securities offered by this prospectus. The prospectus is part of the registration statement, and, as permitted by the SEC's rules, does not contain all of the information in the registration statement. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of the registration statement.

     In addition, after the effective date of this prospectus, we will be required to file annual, quarterly, and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC's public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC Internet site at http\\www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS
                     LAPIS TECHNOLOGIES, INC. AND SUBSIDIARY


                                                                            PAGE
                                                                            ----

Auditors'  Report of Rogoff & Company, PC                                    F-1

Auditors'  Report of Gvilli & Co., CPA                                       F-2

Consolidated  Balance Sheet as of December 31, 2002                          F-3

Consolidated Statements of Income for the years ended
     December 31, 2002 and 2001                                              F-4

Consolidated Statement of Stockholders' Equity and
     Comprehensive Income (Loss) for the years ended
     December  31,  2002  and  2001                                          F-5

Consolidated Statements of Cash Flows for the years ended
     December  31,  2002  and  2001                                          F-6

Notes  to  Consolidated  Financial  Statements                               F-8

                      [LETTERHEAD OF ROGOFF & COMPANY, PC]

                          Independent Auditors' Report


To the Stockholders' and the Board of Directors of Lapis Technologies, Inc.

We have audited the accompanying consolidated balance sheet of Lapis Technologies, Inc. and Subsidiary (the "Company") as of December 31, 2002, and the related consolidated statements of income, changes in stockholders' equity and comprehensive income and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based upon our audit. We did not audit the consolidated financial statements of Enertec Electronics, Ltd. and Subsidiary, a 100% wholly owned subsidiary as of December 31, 2002, which statements reflect total assets of approximately $5,150 (in thousands) as of December 31, 2002, and net income of approximately $440 and $10 (in thousands) for the years ended December 31, 2002 and 2001. Those statements were audited by other auditors whose report has been furnished to us, and in our opinion, insofar as it relates to the amounts included for Enertec Electronics Ltd. is based solely on the report of the other auditors.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Lapis Technologies, Inc. and Subsidiary at December 31, 2002, and the consolidated results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.



/s/  Rogoff  &  Company,  PC

New  York,  New  York
April  1,  2003

                       [LETTERHEAD OF GVILLI & CO, C.P.A.]

                          Independent Auditors' Report

                             TO THE SHAREHOLDERS OF
                             ----------------------
                            ENERTEC ELECTRONICS LTD.
                            ------------------------

We have audited the accompanying consolidated balance sheet of Enertec Electronics L.T.D (the corporationas) of December 31,2002 and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the two years ended December 31, 2002. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the above mentioned financial statements present fairly, in all material respects, the consolidated financial position of the company as of December 31, 2002 and the consolidated results of their operations and their cash flows of the company for each of the two years ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

/s/  Gvilli  &  Co.

Gvilli  &  Co.
Certified  Public  Accountants

Caesarea,  April  1,  2003

                     LAPIS TECHNOLOGIES, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2002
                      (In Thousands, Except Share Amounts)

ASSETS
Current Assets:
  Cash and cash equivalents. . . . . . . . . . . . . . .  $  313
  Accounts receivable. . . . . . . . . . . . . . . . . .   1,976
  Inventory. . . . . . . . . . . . . . . . . . . . . . .   1,788
  Prepaid expenses and other current assets. . . . . . .     279
                                                          -------

    Total current assets . . . . . . . . . . . . . . . .   4,356
Property and equipment, net. . . . . . . . . . . . . . .     435
Due from stockholder . . . . . . . . . . . . . . . . . .     296
Due from affiliates. . . . . . . . . . . . . . . . . . .      57
Deferred income taxes. . . . . . . . . . . . . . . . . .      15
                                                          -------

                                                          $5,159
                                                          =======

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Current portion of long-term debt. . . . . . . . . . .  $2,405
  Accounts payable and accrued expenses. . . . . . . . .   1,567
  Income tax payable . . . . . . . . . . . . . . . . . .     166
  Customer deposits. . . . . . . . . . . . . . . . . . .     212
                                                          -------

    Total current liabilities. . . . . . . . . . . . . .   4,350
Long-term debt, net of current portion . . . . . . . . .     275
Severance payable. . . . . . . . . . . . . . . . . . . .      89
                                                          -------

                                                           4,714
                                                          -------
Commitments and contingencies (See Note 11)

Minority Interest. . . . . . . . . . . . . . . . . . . .      71

Stockholders' Equity:
  Preferred stock, $.001 par value, 5,000,000 shares
    authorized; none outstanding . . . . . . . . . . . .       -
  Common stock, $.001 par value; 100,000,000 shares
    authorized; 5,483,000 shares issued and outstanding.       5
  Additional paid in capital . . . . . . . . . . . . . .      78
  Retained earnings                                          395
  Accumulated other comprehensive loss . . . . . . . . .    (104)
                                                          -------

      Total stockholders' equity . . . . . . . . . . . .     374
                                                          -------

                                                          $5,159
                                                          =======



See Notes to Consolidated Financial Statements.

                     LAPIS TECHNOLOGIES, INC. AND SUBSIDIARY
                        CONSOLIDATED STATEMENTS OF INCOME
                            YEARS ENDED DECEMBER 31,
           (In Thousands, Except Earnings Per Share and Share Amounts)

                                                      2002         2001
                                                   -----------  -----------
Sales . . . . . . . . . . . . . . . . . . . . . .  $    4,414   $    4,254
Cost of sales . . . . . . . . . . . . . . . . . .       2,649        3,124
                                                   -----------  -----------

    Gross profit. . . . . . . . . . . . . . . . .       1,765        1,130
                                                   -----------  -----------

Operating Expenses:
  Selling expenses. . . . . . . . . . . . . . . .          68           94
  General and administrative. . . . . . . . . . .       1,023          868
                                                   -----------  -----------

    Total Operating Expenses. . . . . . . . . . .       1,091          962
                                                   -----------  -----------

      Operating Income. . . . . . . . . . . . . .         674          168
                                                   -----------  -----------

Other Income (Expense):
  Interest expenses, net. . . . . . . . . . . . .        (189)        (139)
  Gain on sale of property and equipment. . . . .          51            -
  Equity in income of investee. . . . . . . . . .          42            -
                                                   -----------  -----------

    Total other income (expense). . . . . . . . .         (96)        (139)
                                                   -----------  -----------

Income before provision for income taxes. . . . .         578           29

Provision for income taxes. . . . . . . . . . . .         246           19
                                                   -----------  -----------

Net income. . . . . . . . . . . . . . . . . . . .  $      332   $       10
                                                   ===========  ===========


Basic earnings per share. . . . . . . . . . . . .  $      .06   $     .002
                                                   ===========  ===========

Basic weighted average common shares outstanding.   5,218,129    4,750,000
                                                   ===========  ===========




See  Notes  to  Consolidated  Financial  Statements.

                                               LAPIS TECHNOLOGIES, INC. AND SUBSIDIARY
                         CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY AND COMPREHENSIVE INCOME (LOSS)
                                           FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001
                                                (In Thousands, Except Share Amounts)

                                                                                        Accumulated
                                                                  Additional                Other         Total         Compre-
                                                        Common     Paid In    Retained  Comprehensive  Stockholders'    hensive
                                              Shares    Amount     Capital    Earnings      Loss         Equity       Income (Loss)
                                             ---------  --------  ----------  --------  -------------  -------------  -------------
Balance, December 31, 2000. . . . . . . . . .4,750,000  $      5  $      (5)  $    462  $        (38)  $         424

Foreign currency translation adjustment . . .        -         -          -          -           (38)            (38) $        (38)

Net income. . . . . . . . . . . . . . . . . .        -         -          -         10             -              10            10
                                             ---------  --------  ----------  --------  -------------  -------------  -------------

Balance, December 31, 2001. . . . . . . . . .4,750,000         5         (5)       472           (76)            396  $        (28)
                                                                                                                      =============
Common stock for services . . . . . . . . . .  500,000         -         50          -             -              50

Sale of common stock under
  a private placement . . . . . . . . . . . .  233,000         -        (11)         -             -             (11)

Recapitalization on acquisition of subsidiary        -         -         44          -             -              44

Dividends paid. . . . . . . . . . . . . . . .        -         -          -       (409)            -            (409)

Foreign currency translation adjustment . . .        -         -          -          -           (28)            (28) $        (28)

Net income. . . . . . . . . . . . . . . . . .        -         -          -        332             -             332           332
                                             ---------  --------  ----------  --------  -------------  -------------  -------------

Balance, December 31, 2002. . . . . . . . . .5,483,000  $      5  $      78   $    395          (104)$           374  $        304
                                             ==========  =======  ==========  ========  =============  =============  =============




See  Notes  to  Consolidated  Financial  Statements.

                     LAPIS TECHNOLOGIES, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                            YEARS ENDED DECEMBER 31,
                                 (In Thousands)

                                                   2002    2001
                                                  ------  ------
Cash flows from operating activities:
Net income . . . . . . . . . . . . . . . . . . .  $ 332   $   10
  Adjustments to reconcile net income to net
    cash used in operating activities:
      Depreciation and amortization . . . . . .      77       55
      Equity in income of investee . . . . . . .    (42)
      Common stock issued for services . . . . .     50        -
      Recapitalization . . . . . . . . . . . . .     44        -
      Gain on sale of property and equipment . .    (51)       -
      Deferred income tax. . . . . . . . . . . .     17        -
  Change in operating assets and liabilities:
    Accounts receivable. . . . . . . . . . . . .   (392)     891
    Inventory. . . . . . . . . . . . . . . . . .   (382)    (506)
    Prepaid and other current assets                 20     (343)
    Accounts payable and accrued expenses. . . .   (495)     (46)
    Income tax payable . . . . . . . . . . . . .    113     (185)
    Customer deposits. . . . . . . . . . . . . .    192       17
    Severance payable. . . . . . . . . . . . . .    (59)      32
                                                  ------  -------
Net cash used in operating activities. . . . . .   (576)     (75)
                                                  ------  -------

Cash flows from investing activities:
  Proceeds from sale of property and equipment .    192       83
  Purchases of property and equipment. . . . . .    (48)       -
                                                  ------  -------
Net cash provided by investing activities. . . .    144       83
                                                  ------  -------

Cash flows from financing activities:
  Net use of cash on issuance of  common stock.     (11)       -
  Proceeds of long-term debt . . . . . . . . . .    165       70
    Due from stockholder . . . . . . . . . . . .    391     (419)
    Due from affiliates. . . . . . . . . . . . .    142     (179)
  Repayment of long-term debt. . . . . . . . . .   (107)       -
  Increase in bank line of credit, net              494      603
  Dividends paid . . . . . . . . . . . . . . . .   (409)       -
                                                  ------  -------
Net cash provided by financing activities. . . .    665       75
                                                  ------  -------

Effect of exchange rate changes on cash
  and cash equivalents . . . . . . . . . . . . .     (6)      (4)
                                                  ------  -------

Increase (decrease) in cash and cash equivalents    227       79
Cash and cash equivalents, beginning of year . .     86        7
                                                  ------  -------

Cash and cash equivalents, end of year . . . . .  $ 313   $   86
                                                  ======  =======




See  Notes  Consolidated  Financial  Statements.

                     LAPIS TECHNOLOGIES, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                            YEARS ENDED DECEMBER 31,
                                 (In Thousands)

                                                   2002   2001
                                                   -----  -----
Supplemental disclosure of cash flow information:
    Cash paid during the period for:
      Interest. . . . . . . . . . . . . . . . . .  $ 249  $ 144
                                                   =====  =====

      Income taxes. . . . . . . . . . . . . . . .  $ 235  $ 193
                                                   =====  =====



See  Notes  Consolidated  Financial  Statements.

                     LAPIS TECHNOLOGIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002
               (In Thousands, Except Share and Per Share Amounts)


NOTE  1  -  DESCRIPTION  OF  BUSINESS,  ACQUISITION  AND  CONTINUING  OPERATIONS

Lapis Technologies, Inc. formerly Opal and Enertec Electronics, Inc. (the "Company") was incorporated in the State of Delaware on January 31, 2002. The Company's operations are conducted through its wholly-owned Israeli Subsidiary, Enertec Electronics Ltd. ("Enertec"). Enertec is engaged in the manufacturing and distribution of electronic components and products relating to power supplies, converters and related power conversion products, automatic test equipment, simulators and various military and airborne systems, within the State of Israel.

On April 26, 2002 the Company acquired 100% of the outstanding common stock of Enertec (the "Merger") for 4,750,000 shares of the Company's common stock valued at $.10 per share or $475,000. Although Lapis is the legal survivor in the Merger, under accounting principles generally accepted in the United States of America the Merger was accounted for as a reverse acquisition, whereby Enertec is considered the "acquirer" of Lapis for financial reporting purposes as Enertec's stockholders controlled more than 50% of the post Merger combined entity. Among other matters, this requires the Company to present in all financial statements and other public information filings, from the date of completion of the Merger, prior historical financial statements and other information of Enertec. It also requires a retroactive restatement of Enertec's historical stockholders' equity to reflect the equivalent number of shares of common stock received in the Merger.

On January 1, 2002 Enertec acquired 25% of the common stock in Enertec Systems 2001 LTD ("Systems"). This investment was accounted for under the equity method. Systems is engaged in the manufacturing of electronic components primarily for military use. On December 31, 2002 Enertec increased its common stock ownership interest in Systems to 55% for $71, which was included in accounts payable and accrued expenses in the accompanying consolidated balance sheet at December 31, 2002. This amount was paid during January 2003.

The acquisition of Systems was accounted for using the purchase method of accounting. The purchase price as of December 31, 2002 has been allocated over the fair value of the assets acquired and liabilities assumed based upon their fair values at the date of acquisition. Total consideration paid has been allocated as follows:

     Current  assets                                  $     1,347
     Fixed  assets                                            356
     Accounts  payable  and  accrued  expenses               (854)
     Long  term  debt                                        (656)
     Severance  payable                                       (64)
                                                     -------------

                                                      $       129
                                                     =============

                     LAPIS TECHNOLOGIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002
               (In Thousands, Except Share and Per Share Amounts)


NOTE 1 - DESCRIPTION OF BUSINESS, ACQUISITION AND CONTINUING OPERATIONS - continued

The following unaudited pro forma consolidated results of operations for the year ended December 31, 2002 assume that the Systems acquisitions had occurred as of January 1, 2002, giving effect to purchase accounting adjustments, if any. The pro forma data is for informational purposes only and may not necessarily reflect the actual results of operations had Systems been operated as a part of the Company since January 1, 2002.

     Sales                                            $     5,919
                                                      ===========

     Net  income                                      $       502
                                                      ===========

     Basic  income  per  common  share                $       .10
                                                      ===========

     Basic weighted average common share outstanding    5,218,129
                                                      ===========

NOTE  2  -  BASIS  OF  PRESENTATION

The accompanying consolidated financial statements present the results of operations of the Company and its wholly owned subsidiaries for the years ended December 31, 2002 and 2001 and reflect the operations of Lapis from April 26, 2002 through December 31, 2002. All material intercompany accounts and transactions have been eliminated in consolidation.

NOTE  3  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

Concentration  of  credit  risk

Concentrations of credit risk with respect to trade receivables are limited to customers dispersed primarily across Israel. All trade receivables are concentrated in the manufacturing and distribution of electronic components segment of the economy; accordingly the Company is exposed to business and economic risk. Although the Company does not currently foresee a concentrated credit risk associated with these trade receivables, repayment is dependent upon the financial stability this segment of the economy.

Cash  and  Cash  Equivalents

For the purpose of the statement of cash flows the Company considers all highly liquid investments with an original maturity of three months or less at the time of purchase to be cash equivalents.

                     LAPIS TECHNOLOGIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002
               (In Thousands, Except Share and Per Share Amounts)


NOTE  3  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  -  continued

Allowance  for  doubtful  accounts

The Company estimates uncollectibility of accounts receivable by analyzing historical bad debts, customer concentrations, customer credit worthiness and current economic trends when evaluating the adequacy of the allowance for doubtful accounts. For the year ended December 31, 2002 the Company has not recorded an allowance for doubtful accounts.

Inventory

Inventory  is stated at the lower of cost (first-in, first-out basis) or market.

Property  and  Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Routine maintenance and repairs and minor replacement costs are charged to expense as incurred, while expenditures that extend the life of these assets are capitalized. Depreciation and amortization are provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives. The Company uses the same depreciation method for both financial reporting and tax purposes. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation and amortization will be removed from the accounts and resulting profit or loss will be reflected in the statement of income. The estimated lives used to determine depreciation and amortization are:

     Leasehold  improvements       10  years
     Machinery  and  equipment     10  years
     Furniture  and  fixtures      14  years
     Transportation  equipment      7  years
     Computer  equipment            3  years

Equity  in  Subsidiary

An investment where the Company controls 20% or more but less than 50% of the voting stock of another entity will be recorded using the equity method. Under the equity method the initial investment is recorded at cost. Subsequently, the investment is increased or decreased to reflect the Company's share of income, losses and dividends actually paid. On December 31, 2002 the Company increased its ownership in its investment to 55% and will include Systems as part of the Company's consolidated operations (See Note 1). As a result of the increase in the ownership intereswt System will be consolidated.

                     LAPIS TECHNOLOGIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002
                      (In Thousands, Except Share Amounts)


NOTE  3  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  -  continued

Income  Taxes

The Company uses the liability method of accounting for income taxes as required by Statement of Financial Accounting Standards ("SFAS") No. 109 "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax basis of assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established when it is determined that it is more likely than not that the deferred tax assets will not be realized.

Warranty  Reserves

The Company includes a one year warranty on all products sold. A provision for estimated warranty costs, if material, is recorded at the time of sale. Based upon historical experience the Company has not incurred material costs relating to its warranty and has therefore not recorded a warranty provision at December 31, 2002.

Revenue  Recognition  and  Customer  Deposits

Revenue is recorded as product is shipped, the price has been fixed or determined, collectability is reasonably assured and all material specific performance obligations have been completed. The product sold by the Company is made to the specifications of each customer; sales returns and allowances are allowed on a case by case basis, are not material to financial statements and are recorded as an adjustment to sales. Cash payments received in advance are recorded as customer deposits.

Revenue relating to service is recognized ratably over the life of the agreement, generally one year.

Shipping  and  Handling  Costs

Shipping and handling costs are included in cost of sales in accordance with guidance established by the Emerging Issues Task Force, issue No. 00-10, "Accounting for Shipping and Handling Costs."

Research  and  Development  Costs

Research and development costs are charged to general and administrative expense in the accompanying statement of income and consist of salaries. Research and development cost for the years ended December 31, 2002 and 2001 were approximately $226 and $200, respectively.

                     LAPIS TECHNOLOGIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002
                      (In Thousands, Except Share Amounts)


NOTE  3  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  -  continued

Stock  Based  Compensation

Effective January 1, 2003 the Company adopted SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure." SFAS No. 148 amends SFAS No. 123, and provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS 148 amends the disclosure requirements of SFAS 123 to require more prominent and more frequent disclosures in financial statements of the effects of stock-based compensation. The interim disclosure requirements of SFAS No. 148 are effective for interim periods beginning after December 15, 2002. The Company's stock-based compensation related to employees and non-employee directors is recognized using the intrinsic value method in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and thus there is no compensation expense for options granted with exercise prices equal to the fair value of the Company's common stock on the date of the grant. With respect to stock based compensation granted to nonemployees, the Company records an expense equal to the fair value of the option on the measurement date, which is either the earlier of the date at which a commitment for performance is reached or the date at which the service is complete.

Earnings  Per  Share

The Company presents basic earnings per share and, if appropriate, diluted earnings per share in accordance with the provisions of SFAS No. 128 "Earnings per Share" ("SFAS 128").

Under SFAS 128 basic net earnings per share is computed by dividing the net earnings for the year by the weighted average number of common shares outstanding during the year. Diluted net earnings per share is computed by dividing the net earnings for the year by the weighted average number of common shares and common share equivalents during the year. Common stock equivalents would arise from the granting of stock options. As of December 31, 2002 the Company did not grant any stock options. Diluted earnings per share is not included as the effect is antidilutuve.

Impairment  of  Long-Lived  Assets

The Company reviews long-lived assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recovered. In such circumstances, the Company will estimate the future cash flows expected to result from the use of the asset and its eventual disposition. Future cash flows are the future cash inflows expected to be generated by an asset less the future outflows expected to be necessary to obtain those inflows. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, the Company will recognize an impairment loss to adjust to the fair value of the asset. Management believes that there is no impairment of long-lived assets at December 31, 2002.

                     LAPIS TECHNOLOGIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002
                      (In Thousands, Except Share Amounts)


NOTE  3  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  -  continued

Financial  Instruments

The carrying amounts of financial instruments, including cash and cash equivalents, approximate fair value at December 31, 2002 because of the relatively short maturity of the instruments. The carrying value of the long-term debt approximate fair value as of December 31, 2002 based upon debt terms available for companies under similar terms.

Comprehensive  Income  (Loss)

Comprehensive income (loss) consists of net income for the year and foreign currency translation adjustments.

Foreign  Currency  Translation  and  Transactions

The assets and liabilities of the foreign subsidiary are translated at current exchange rates and related revenues and expenses at average exchange rates in effect during the year. Resulting translation adjustments, if material, are recorded as a separate component of stockholders' equity while foreign currency transaction gains and losses are included in operations.

Use  of  Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassification

Certain reclassifications have been made to the prior year's financial statements in order to conform to the current year presentation.

New  Accounting  Pronouncements

In June 2001 the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, "Business Combinations" ("SFAS 141"). SFAS 141 requires the purchase method of accounting for all business combinations initiated after June 30, 2001 and eliminates the pooling-of-interest method. SFAS 141 further clarifies the criteria for recognition of intangible assets separately from goodwill.

In June 2001 the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets," ("SFAS 142"). SFAS 142 eliminates the amortization of goodwill and indefinite lived intangible assets and initiates an annual review for impairment. Identifiable intangible assets with determinable useful lives will continue to be amortized. The Company adopted this Statement as of January 1, 2002 and management does not believe that this Statement will have a material impact on the financial statements.

                     LAPIS TECHNOLOGIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002
                      (In Thousands, Except Share Amounts)


NOTE  3  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  -  continued

In August 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations" ("SFAS 143"), which is effective for fiscal years beginning after June 15, 2002. It requires that obligations associated with the retirement of a tangible long-lived asset be recorded as a liability when those obligations are incurred, with the amount of the liability initially measured at fair market value. Upon initially recognition of an accrued retirement obligation, an entity must capitalize the cost by recognizing an increase in the carrying amount of the related long-lived asset. Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement. Management believes the adoption of SFAS 143 will not have a significant effect on the Company's financial statements.

In July 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" ("SFAS 146"). SFAS 146 requires that a liability for costs associated with an exit or disposal activity be recognized and measured initially at fair value only when the liability is incurred. SFAS 146 is effective for exit or disposal activities that are initiated after December 31, 2002. The Company does not expect the adoption of SFAS 146 to have a material impact on its operating results or financial position.

In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness to Others, an interpretation of FASB Statements No. 5, 57 and 107 and a rescission of FASB Interpretation No. 34" ("FIN 45"). FIN 45 requires the recognition of an initial liability for the fair value of an obligation assumed by issuing a guarantee. The provision for the initial recognition and measurement of the liability will be applied on a prospective basis to guarantees issued or modified after December 31, 2002. The adoption of FIN 45 is not expected to materially affect the consolidated financial statements.

Management does not believe that recently issued, but not yet effective accounting pronouncements if currently adopted would have a material effect on the accompanying financial statements.

NOTE  4  -  INVENTORY

Inventory  consisted  of  the  following  at  December  31,  2002:

          Raw  materials              $   617
          Work  in  process               690
          Finished  goods                 481
                                      -------

                                      $ 1,788
                                      =======

                     LAPIS TECHNOLOGIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002
                      (In Thousands, Except Share Amounts)


NOTE 5 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 2002:

  Leasehold improvements. . . . . . . . . . . . . . . . . . . . . . . .  $ 102
  Machinery and equipment . . . . . . . . . . . . . . . . . . . . . . .      4
  Furniture and fixtures. . . . . . . . . . . . . . . . . . . . . . . .    131
  Transportation equipment. . . . . . . . . . . . . . . . . . . . . . .    180
  Computer equipment. . . . . . . . . . . . . . . . . . . . . . . . . .    190
                                                                         ------
                                                                           607
  Less:  Accumulated depreciation and amortization. . . . . . . . . . .   (172)
                                                                         ------

                                                                         $ 435
                                                                         ======

NOTE 6 - INCOME TAXES

The provision for income taxes consisted of the following:

                                                                          December 31,
                                                                         -------------
                                                                          2002    2001
                                                                         ------  -----
  Current:
    Foreign . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    232      19
                                                                         ------  -----
                                                                           232      19
                                                                         ------  -----
  Deferred:
    Foreign . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     14       -
                                                                         ------  -----
                                                                            14       -
                                                                         ------  -----

                                                                         $ 246   $  19
                                                                         ======  =====


As of December 31, 2002, the Company has a net operating loss carryforward of approximately $65 which may be utilized to offset future taxable income for United States Federal tax purposes. These net operating loss carryforwards begin to expire in 2022. There are no timing differences between financial reporting and tax reporting. This net operating loss carryforward creates a deferred tax asset of approximately $10. Since it is more likely than not that the Company will not realized a benefit from these net operating loss carryforwards a 100% valuation allowance has been recorded to reduce the deferred tax asset to its net realizable value.

Deferred tax assets are classified as current or non-current, according to the classification of the related asset or liability for financial reporting. The Company's wholly owned Israeli subsidiary has a deferred tax asset of approximately $15 which is due to timing differences relating to severance payable. The Israeli subsidiary has not recorded a valuation allowance as it is more likely than not that the timing differences will be utilized.

                     LAPIS TECHNOLOGIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002
                      (In Thousands, Except Share Amounts)


NOTE  6  -  INCOME  TAXES  -  continued

The deferred income tax asset at December 31, 2002 and the income tax expense and deferred income tax expense for the years ended December 31, 2002 and 2001 are the results of the operations of Enertec, which operates in the State of Israel.

NOTE  7  -  LONG-TERM  DEBT

Long-term debt consisted of the following at December 31, 2002:
  Bank line of credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $1,352
  Term loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1,328
                                                                                 ------

                                                                                  2,680
  Less: current portion . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2,405
                                                                                 ------

                                                                                 $  275
                                                                                 ======

The aggregate maturities of long term debt at December 31, 2002 are as follows:

    Year Ended
    ----------
       2003 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $2,405
       2004 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      23
       2005 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     236
       2006 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      14
       2007 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       2
                                                                                 ------

                                                                                 $2,680
                                                                                 ======

NOTE  8  -  SEVERANCE  PAYABLE

Severance payable represents amounts computed on employees' most recent salary and the number of years working in Israel. The Company's liability is partially offset by amounts deposited to insurance policies, which are under the company's control.

NOTE  9  -  EQUITY  TRANSACTIONS

On June 4, 2002 the Company sold 233,000 shares of its common stock at a price of $.15 per share. The Company received aggregate cash proceeds of $34 and had offering costs of $45.

During April 2002, the Company issued 4,750,000 shares of its common stock in exchange for the transfer of 100% of the common stock of Enertec Electronics LTD. (See Note 1).

                     LAPIS TECHNOLOGIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002
                      (In Thousands, Except Share Amounts)


NOTE  9  -  EQUITY  TRANSACTIONS  -  continued

On April 26, 2002 the Company issued 150,000, 200,000, and 100,000 shares of its common stock to certain entities in exchange for services provided in connection with the Company's corporate organization. The Company valued these services at $.10 per share of common stock.

On April 26, 2002 the Company issued 50,000 shares of its common stock to its legal counsel for services provided and valued at $.10 per share of common stock.

NOTE  10  -  STOCK  OPTION  PLAN

On October 16, 2002 the Board of Directors of the Company authorized the formation of the 2002 Stock Option Plan (the "Plan") subject to stockholder approval. The Plan provides for the granting of incentive stock options, non-statutory stock options and stock appreciation rights. The incentive stock options can be granted to employees, including officers, or any subsidiary of the Company. The non-statutory stock options can be granted to all employees, including officers, non-employee directors, consultants or any subsidiary of the Company. Non-statutory stock options can only be granted to consultants that have rendered a bona fide service to the Company, so long as the service is not in connection with the offer or sale of securities in a capital raising transaction. The number of shares of common stock reserved for issuance under the Plan is 500,000, subject to adjustment in the event of a stock split, stock dividend, recapitalization or similar change in the Company's capital structure.

Incentive stock options must be granted prior to ten years from the date the Plan was initially adopted by the Board of Directors. The option price for shares issued as incentive stock options shall not be less than the fair market value of the Company's common stock at the date of grant unless the option is granted to an individual who, at the date of the grant, owns more than 10% of the total combined voting power of all classes of the Company's stock (the "Principal Stockholder"). Then the option price shall be at least 110% of the fair market value at the date the option is granted. No incentive stock option granted under the Plan shall be exercisable after ten years from its grant date. If the incentive stock option is granted to a Principal Stockholder then the exercise period is five years from the date of grant. Every incentive stock option granted under the Plan shall be subject to earlier termination as expressly provided for in the Plan.

The option price for shares issued under the non-statutory stock options shall be determined at the sole discretion of the Board of Directors, but may not be less than 85% of the fair market value of the Company's common stock at the date of grant. A non-statutory stock option granted under the Plan may be of such duration as shall be determined by the Board of Directors.

NOTE  11  -  RELATED  PARTIES

Due  to  Stockholder

Advances to the majority stockholder are repayable during the current year and accrue interest at 4% per annum.

                     LAPIS TECHNOLOGIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002
                      (In Thousands, Except Share Amounts)


NOTE  11  -  RELATED  PARTIES  -  continued

Due  to  Affiliate

During 2001, Enertec sold a building, at book value, to an entity owned by the majority stockholder of the Company for approximately $127,000. In addition, Enertec rents office and manufacturing space from this entity for $16,800 annually through December 31, 2003. Enertec has an option to lease the building for an additional twenty-four months.

NOTE  12  -  COMMITMENTS  AND  CONTINGENCIES

A Customer has brought an action in the Tel Aviv District Court for an unspecified monetary amount against one of the Company's suppliers, a subcontractor of the supplier and Enertec, alleging that the materials supplied were defective and caused the Customer to replace the materials at a substantial financial expense. Enertec filed a defense claim that there is no cause of action against them as Enertec is only the local Israeli sales representative and did not make any implied or express representation or warranty to the Customer regarding the suitability of its materials. Management believes that the chance of losing this suit is remote, intends to defend this action vigorously and does not believe that it will have a materially adverse impact on the Company's operations and liquidity.

NOTE  13  -  CONCENTRATIONS

The Company had deposits with commercial financial institutions which, at times, may exceed the FDIC insured limits of $100,000. Management has placed these funds in high quality institutions in order to minimize the risk. Cash held in Israel as of December 31, 2002 was $305.

As of December 31, 2002 the Company had three customers that accounted for approximately 62% of the accounts receivable. During the years ended December 31, 2002 and 2001 approximately 71% and 63%, respectively, of the Company's sales were to three customers in both years, respectively.

NOTE  14-  SEGMENT  AND  GEOGRAPHIC  INFORMATION

The Company operates in one business segment which includes the distribution of power supplies, converters and related power conversion products and the manufacture of automatic test equipment and simulators. The Company conducts operations primarily in Israel, which is the location of all of the Company's sales. Information about the Company's assets in different geographic locations as of December 31, 2002 is shown below pursuant to the provisions of SFAS 131, "Disclosures About Segments of an Enterprise and Related Information."

     Total  assets:
          Israel                                  $     5,151
          United  States                                    8
                                                            -
                                                  -----------
                                                  $     5,159
                                                  ===========

     No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this prospectus in connection with the offer made hereby. If given or made, such information or representation must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to any person in any jurisdiction in which such an offer would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained throughout this prospectus is correct as of any time subsequent to the date hereof.

                                 733,000 Shares

                            LAPIS TECHNOLOGIES, INC.

                                   PROSPECTUS

                                 _________, 2003

Until __________________, 2003 (__ days from the date of this prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.

                                     PART II

ITEM  24.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     Our Certificate of Incorporation limits the liability of our directors and officers to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for:
(i) breach of the directors' duty of loyalty; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law,
(iii) the unlawful payment of a dividend or unlawful stock purchase or redemption, and (iv) any transaction from which the director derives an improper personal benefit. Delaware law does not permit a corporation to eliminate a director's duty of care, and this provision of our Certificate of Incorporation has no effect on the availability of equitable remedies, such as injunction or rescission, based upon a director's breach of the duty of care.

     The effect of the foregoing is to require us to indemnify our officers and directors for any claim arising against our directors and officers in their official capacities if such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES MAY BE PERMITTED TO OUR DIRECTORS, OFFICERS AND CONTROLLING PERSONS PURSUANT TO THE FOREGOING PROVISIONS, OR
OTHERWISE,  WE  HAVE  BEEN  ADVISED  THAT  IN  THE OPINION OF THE SECURITIES AND
EXCHANGE COMMISSION THIS TYPE OF INDEMNIFICATION IS AGAINST PUBLIC POLICY AND IS, THEREFORE, UNENFORCEABLE.

CORPORATE  TAKEOVER  PROVISIONS

Section  203  of  the  Delaware  General  Corporation  Law

     We are not presently subject to the provisions of Section 203 of the Delaware General Corporation Law (Section 203). Under Section 203, certain business combinations between a Delaware corporation whose stock generally is publicly traded or held of record by more than 2,000 stockholders and an interested stockholder are prohibited for a three-year period following the date that such stockholder became an interested stockholder, unless (i) the corporation has elected in its original certificate of incorporation not to be governed by Section 203 (we did not make such an election) (ii) the business combination was approved by the Board of Directors of the corporation before the other party to the business combination became an interested stockholder (iii) upon consummation of the transaction that made it an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the commencement of the transaction (excluding voting stock owned by directors who are also officers or held in employee benefit plans in which the employees do not have a confidential right to render or vote stock held by the plan) or, (iv) the business combination was approved by the Board of Directors of the corporation and ratified by two-thirds of the voting stock which the interested stockholder did not own. The three-year prohibition also does not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of the majority of the corporation's directors. The term business combination is defined generally to include mergers or consolidations between a Delaware corporation and an interested stockholder, transactions with an interested stockholder involving the assets or stock of the corporation or its majority-owned subsidiaries and transactions which increase an interested stockholder's percentage ownership of stock. The term interested stockholder is defined generally as a stockholder who, together with affiliates and associates, owns (or, within three years prior, did own) 15% or more of a Delaware corporation's voting stock. If it should become applicable to us in the future, Section 203 could prohibit or delay a merger, takeover or other change in control of our company and therefore could discourage attempts to acquire us.

ITEM  25.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

     The following is a statement of estimated expenses in connection with the issuance and distribution of the securities being registered

     SEC  Registration  Fee                                     $     11
     Printing  and  Engraving  Expenses                         $  2,500
     Legal  Fees                                                $ 60,000
     Accounting  Fees                                           $  5,000
     Transfer  Agent  Fees                                      $  2,000
     Miscellaneous  Expenses                                    $  2,000

       TOTAL  ESTIMATED  EXPENSES                               $ 71,511

All  such  expenses  will  be  borne  by  us.

ITEM  26.  RECENT  SALES  OF  UNREGISTERED  SECURITIES

     On April 26, 2002, we issued 4,750,000 shares of our common stock to Harry Mund in exchange for his 99 shares of Enertec Electronics Limited, our wholly owned subsidiary, which constitutes all of its issued and outstanding shares. The 4,750,000 shares were valued at $.10 a share.

     On April 26, 2002, we issued 200,000 shares of our common stock to Global Exploration Equities Inc. in exchange for consulting and legal services. Such services provided were in connection with the assistance of our corporate structuring and formation and the implementation of our business plan, and the assistance with our fund raising efforts. These shares were valued at $.10 a share.

     On April 26, 2002, we issued 150,000 of our common stock to Fairbain Trading S.A. in exchange for accounting services. Such services provided were in connection with the implementation of solutions in audit, tax, corporate finance, transactions, and similar critical business-performance issues. These shares were valued at $.10 a share.

     On April 26, 2002, we issued 100,000 shares of our common stock to Foremost Securities Limited in exchange for consulting services. Such services provided were in connection with the listing of our common stock on the Over-the-Counter Bulletin Board. These shares were valued at $.10 a share.

     On April 26, 2002 we issued 50,000 shares of our common stock to KGL Investments, Ltd., the shareholders of which are Adam S. Gottbetter, Steven Kaplan, and Paul Levenson. Mr. Gottbetter, Mr. Kaplan and Mr. Levenson are the partners of Kaplan Gottbetter & Levenson, LLP, counsel to the Company. This issuance was in consideration for non-legal services including business and financial consulting. These shares were valued at $.10 a share.

     All of the foregoing securities were sold under the exemption from registration provided by Section 4(2) of the Securities Act. Neither we nor any person acting on our behalf offered or sold the securities by means of any form of general solicitation or general advertising. All purchasers of theses securities represented in writing that they acquired the securities for their own accounts. A legend was placed on the stock certificates stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without registration or an exemption therefrom.

     During the period June 2002 through September 2002 we issued an aggregate of 233,000 shares to offshore persons at a price of $.15 per share or an aggregate of $34,950. The offering was made in compliance with Regulation S of the General Rules and Regulations under the Securities Act of 1933, as amended.

     The following table indicates the names and addresses of those individuals who purchased their shares in connection with the Regulation S offering, as well as the number of shares purchased by each, the price paid per share, and the date of each sale.

Name Of Shareholder                                                Number Of Shares   Date Shares Sold   Purchase Price
                                                                   ----------------  ------------------  --------------
Claudia Ben-Dor
Mitzpe Tel - El
House No. 408
P.O Oshrat
P.O. Box 25167. . . . . . . . . . . . . . . . . . . . . . . . . .             6,000  August 28, 2002     $         .15
-----------------------------------------------------------------  ----------------  ------------------  --------------
Israel Ben-Dor
Mitzpe Tel - El
House No. 408
P.O Oshrat
P.O. Box 25167. . . . . . . . . . . . . . . . . . . . . . . . . .             6,000  August 28, 2002     $         .15
-------------------------------------------------------------------------------------  ----------------  --------------
Eliaz Bilik
Moria Ave. 101/A
Haifa 34616
Israel. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             3,200  September 3, 2002   $         .15
-----------------------------------------------------------------  ----------------  ------------------  --------------
Snir Eitan
Parcel 140
Hosen
Israel. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             1,400  August 28, 2002     $         .15
-----------------------------------------------------------------  ----------------  ------------------  --------------


Name Of Shareholder                                                Number Of Shares   Date Shares Sold   Purchase Price
                                                                   ----------------  ------------------  --------------
Yael Elipaz
25 Shoham Pts.
Haifa
Israel. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             1,400  September 5, 2002   $         .15
-----------------------------------------------------------------  ----------------  ------------------  --------------
Olga Gross
Gedaliahy Street 1517
Neveshaanon 32587
Israel. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             6,000  August 28, 2002     $         .15
-----------------------------------------------------------------  ----------------  ------------------  --------------
Shoshy Inbal
Hachzav Street 16/21
Nesher 19234
Israel. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             1,400  August 28, 2002     $         .15
-----------------------------------------------------------------  ----------------  ------------------  --------------
Barak Koren
BAZ 14 Street
Karmiel 20100
Israel. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             1,000  September 11, 2002  $         .15
-----------------------------------------------------------------  ----------------  ------------------  --------------
Eitan Koren
BAZ 14 Street
Karmiel 20100
Israel. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             7,000  August 30, 2002     $         .15
-----------------------------------------------------------------  ----------------  ------------------  --------------
Sasson Koren
BAZ 14 Street
Karmiel 20100
Israel. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            12,000  August 28, 2002     $         .15
-----------------------------------------------------------------  ----------------  ------------------  --------------
Shoshana Koren
BAZ 14 Street
Karmiel 20100
Israel. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            18,000  August 28, 2002     $         .15
-----------------------------------------------------------------  ----------------  ------------------  --------------
Elliot Kretzmer
3 Chanita Street
Kfar Sava
Israel. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            35,000  July 31, 2002       $         .15
-----------------------------------------------------------------  ----------------  ------------------  --------------
Amir Marcovitz
77 Moshe Gorken Street
K. Motykin
Israel. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             6,000  September 6, 2002   $         .15
-----------------------------------------------------------------  ----------------  ------------------  --------------
Editha Marcovitz
77 Moshe Gorken Street
K. Motykin
Israel. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             9,000  September 6, 2002   $         .15
-----------------------------------------------------------------  ----------------  ------------------  --------------
Miron Marcovitz
77 Moshe Gorken Street
K. Motykin
Israel. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             9,000  September 6, 2002   $         .15
-----------------------------------------------------------------  ----------------  ------------------  --------------

Name Of Shareholder                                                Number Of Shares   Date Shares Sold   Purchase Price
                                                                   ----------------  ------------------  --------------
Revital Marcovitz-Mizrachi
16/3 Hativet Hauegev Street
Modiin
Israel. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             6,000  September 6, 2002   $         .15
-----------------------------------------------------------------  ----------------  ------------------  --------------
Bracha Meirav
64 Haalie Street
Haifa
Israel. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             2,600  September 6, 2002   $         .15
-----------------------------------------------------------------  ----------------  ------------------  --------------
Yigal Meirav
64 Haalia Street
Haifa
Israel. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             2,600  September 6, 2002   $         .15
-----------------------------------------------------------------  ----------------  ------------------  --------------
Sasson Mizrachi
16/3 Hativet Hauegev Street
Modiin
Israel. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             6,000  September 5, 2002   $         .15
-----------------------------------------------------------------  ----------------  ------------------  --------------
Helena Mund
25 Sinai Street
Haifa
Israel. . . . . . .. . . . . . . . . . . . . . . . . . . . . . .            16,000  August 27, 2002      $         .15
-----------------------------------------------------------------  ----------------  ------------------  --------------
Simon Mund
25 Sinai Street
Haifa
Israel. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            16,000  August 28, 2002     $         .15
-----------------------------------------------------------------  ----------------  ------------------  --------------
Alexander Osztreicher
15/7, Ghedaliahu
Haifa 32587
Israel. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            14,000  August 28, 2002     $         .15
-----------------------------------------------------------------  ----------------  ------------------  --------------
Barak Osztreicher
P.O.B. 240
Moledet 19130
Israel. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             4,000  September 25, 2002  $         .15
-----------------------------------------------------------------  ----------------  ------------------  --------------
Einat Osztreicher
P.O.B. 79
Elyashiu
Israel. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             4,000  September 24, 2002  $         .15
-----------------------------------------------------------------  ----------------  ------------------  --------------
Haim Osztreicher
P.O.B. 33658
Haifa
Israel. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             6,600  August 29, 2002     $         .15
-----------------------------------------------------------------  ----------------  ------------------  --------------
Klara Osztreicher
15/7, Ghedaliahu
Haifa 32587
Israel. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            14,000  August 28, 2002     $         .15
-----------------------------------------------------------------  ----------------  ------------------  --------------

Name Of Shareholder                                                Number Of Shares   Date Shares Sold   Purchase Price
                                                                   ----------------  ------------------  --------------
Lior Osztreicher
7, Hashitim
Q. Tivon 36000
Israel. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             4,000  September 3, 2002   $         .15
-----------------------------------------------------------------  ----------------  ------------------  --------------
Shimon Tregerman
Broshim 205
Tal-El 25167
Israel. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             1,400  August 28, 2002     $         .15
-----------------------------------------------------------------  ----------------  ------------------  --------------
Svetlana Tregerman
Broshim 205
Tal-El 25167
Israel. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             1,400  August 28, 2002     $         .15
-----------------------------------------------------------------  ----------------  ------------------  --------------
Margareta Weissman
2/7 Eshkol Street
K. Motykin
Israel. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             6,000  September 26, 2002  $         .15
-----------------------------------------------------------------  ----------------  ------------------  --------------
Martin Weissman
2/7 Eshkol Street
K. Motykin
Israel. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             6,000  September 26, 2002  $         .15
-----------------------------------------------------------------  ----------------  ------------------  --------------
Harry Mund
27 Rechov Ha'Mapilim,
Kiriat Ata, Israel,
P.O. BOX 497,
Kiriat Motzkin 26104,
Israel.               . . . . . . . . . . . . . . . . . . . . . .         4,750,000  April 26, 2002      $         .15
-----------------------------------------------------------------  ----------------  ------------------  --------------
Fairbain Trading (1)
c/o A.P.T. Associates
19 W. 34th Street, 11th Floor
New York, NY, 10001 . . . . . . . . . . . . . . . . . . . . . . .           150,000  April 26, 2002      $         .15
-----------------------------------------------------------------  ----------------  ------------------  --------------
Global Exploration Equities Inc. (2)
c/o A.P.T. Associates
19 W. 34th Street, 11th Floor
New York, NY 10001. . . . . . . . . . . . . . . . . . . . . . . .           200,000  April 26, 2002      $         .15
-----------------------------------------------------------------  ----------------  ------------------  --------------
KGL Investments, Ltd. (3)
c/o Kaplan Gottbetter & Levenson, LLP
630 Third Avenue, 5th Floor
New York, NY 10017. . . . . . . . . . . . . . . . . . . . . . . .            50,000  April 26, 2002      $         .15
-----------------------------------------------------------------  ----------------  ------------------  --------------
Foremost Securities, Ltd. (4)
c/o A.P.T. Associates
19 W. 34th Street, 11th Floor
New York, NY 10001. . . . . . . . . . . . . . . . . . . . . . . .           100,000  April 26, 2002      $         .15
-----------------------------------------------------------------  ----------------  ------------------  --------------

(1)  Sole  beneficial  owner  of  which  is  Solomon  Krok.
(2)  Sole  beneficial  owner  of  which  is  David  Kretzmer.
(3) Beneficial owners of which are Adam S. Gottbetter, Steven Kaplan, and Paul Levenson. Mr. Gottbetter, Mr. Kaplan and Mr. Levenson are partners of Kaplan Gottbetter & Levenson, LLP, counsel to the Company.
(4) Sole beneficial owner of which is Samantha Topola Family Trust. Stephen Silberfein, as trustee, of the trust, has sole voting and investment power of the shares, and is deemed the beneficial owner of the Samantha Topola Family Trust.

     The shareholders who purchased their shares in connection with the Regulation S offering each represented in writing that 1) they were not U.S. persons and were not acquiring the shares for the account of any U.S. person; 2) if they were not an individual, they was not formed specifically for the purpose of acquiring the shares purchased pursuant to the subscription agreement; 3) they purchased the shares for their own accounts and risks, and not for the account or benefit of a U.S. Person as defined in Regulation S, and that no other person had any interest in or participation in the shares or any right, option, security interest, pledge or other interest in or to the shares; 4) they, any of their affiliates, or any person acting on their behalf, have made or are aware of any "directed selling efforts" in the United States; and 5) during the Restricted Period set forth under Rule 903(b)(iii)(A), they will not act as distributors, either directly or though any affiliate, nor will they sell, transfer, hypothecate or otherwise convey the shares other than to a non-U.S. Person. A legend was placed on the stock certificates stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without registration or an exemption therefrom.

ITEM  27.  EXHIBITS

EXHIBIT  NO.    ITEM
-----------     ----

   3.1 Certificate of Incorporation of Enertec Electronics, Inc. filed January 31, 31, 2002*

   3.2          Certificate  of Amendment of Enertec Electronics, Inc. filed
                April 23, 2002*

   3.3          Certificate  of Amendment of Opal Technologies, Inc. filed
                October 17, 2002*

   3.4          By-Laws  of  Lapis  Technologies,  Inc.*

   4.1          Specimen  Common  Stock  Certificate**

   5.1          Opinion  and  Consent  of  Counsel*

  10.1          Stock  Option  Plan  of  2002*

  10.2 An Agreement for an Unprotected Tenancy, dated in June 2002 between Amnoni Brothers - Carmiel Transporters Ltd. and Enertec Systems Ltd.**

  10.3 Lease Agreement dated October 31, 2002 between Mond Holdings Ltd., and Enertec Electronics Ltd.**

  10.4 Manufacturer's Representative Agreement dated December 20, 1988 between Cytec Corporation and Enertec International.**

  10.5 Exclusive Distribution Agreement dated June 26, 2002 between Gaia Converter by the Company Enertec (Israel) Gaia Converter Sa and Enertec Electronics Ltd.**

  10.6 Annual Agreement dated February 05, 2001 between BigBand Networks Ltd. and Enertec Electronics Ltd.**

  10.7 Supply Agreement between Enertec Ltd. and The Israeli Aeronautical Industries Ltd.**

  10.8 Distributor Agreement dated January 1, 1998 between Christie Electric Corp. and Enertec Electronics Ltd.**

  10.9 Sale Representative Agreement dated July 6, 1998 between EMCO High Voltage Co. and Enertec International.**

  21            List  of  Subsidiaries*

  23.1 Consent of Gvilli & Co., independent certified public accountants*

  23.2          Consent  of  Rogoff  &  Company,  PC*

*     Filed  herewith
**    Previously filed with Form SB-2 registration statement filed February 11,
2003.

ITEM  28.  UNDERTAKINGS.

(a)     Rule  415  Offering.

The  undersigned  issuer  hereby  undertakes  that  it  will:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b)     Indemnification

     Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the issuer of expenses incurred or paid by a director, officer or controlling person of the issuer in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such court.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on this Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in Kiriat Motzkin, Israel on 14th day of May, 2003.

                                LAPIS  TECHNOLOGIES,  INC.



                                  By: /s/ Harry Mund
                                      ----------------
                                      Harry Mund,
                                      President and Chief Executive Officer


                                  By: /s/ Miron Markovitz
                                      ---------------------
                                      Miron Markovitz
                                      Chief Financial and Accounting Officer and
                                      Director


     Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form SB-2 has been signed by the following persons in their respective capacities with Lapis Technologies, Inc. and on the dates indicated.



SIGNATURE            TITLE                                          DATE

/s/ Harry Mund       President, Chief Executive Officer, Secretary  May 14, 2003
----------------     and  Chairman  of  the  Board  of  Directors
Harry  Mund



/s/ Miron Markovitz  Chief Financial and Accounting Officer and     May 14, 2003
-------------------  Director
Miron  Markovitz